SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

| | Preliminary Proxy Statement               |_| Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))

|X| Definitive Proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       PHARMAKINETICS LABORATORIES, INC.
                       ---------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

         |X| No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         |_| Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange
             Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

             [LOGO]    PHARMAKINETICS LABORATORIES, INC.
                            302 WEST FAYETTE STREET
                           BALTIMORE, MARYLAND  21201


                                 March 2, 1998


Dear Fellow Stockholder:
Enclosed you will find the proxy statement relating to an important shareholders' meeting which will take place on April 6. Your affirmative vote on the matters coming before this meeting is very important to the Company's future and I ask you to read the documents carefully and to cast your vote in favor of each item. You will also find a copy of the annual report on Form 10-K for the fiscal year ended June 30, 1997 and the quarterly report on Form 10-Q for the period ended December 31, 1997. Although fiscal year 1997 closed with disappointing financial results the first two quarters of fiscal 1998 proved to be record quarters for the Company with a substantial increase in the level of revenues and profitability as well as significant progress toward meeting important strategic objectives.

During the second quarter of this fiscal year we announced a major event for the Company--the signing of a letter of intent for a $5 million investment from a number of investors and the initiation of a strategic partnership with the leading French contract research organization Aster.Cephac. Then in late December we announced the closing of this transaction. As a result we have several important matters which we are asking you to vote upon, in addition to the election of directors.

In the transaction PharmaKinetics, for a total consideration of $5 million, sold 833,300 shares of Class A Convertible Preferred Stock and warrants which gave the investors the right to purchase 6.25 million shares of the Company's common stock for a period of three years from the closing date at an exercise price of $1.20 per share. The Class A Preferred Stock is convertible into 8,333,000 shares of common stock. This infusion of capital will permit the Company to invest in the instrumentation and infrastructure necessary to achieve future growth. Along with the creation of an international partnership with Aster.Cephac these new funds should provide the Company with an excellent opportunity to make good progress towards achieving the objectives which we have laid out in our strategic plan, to begin to generate the growth we want to see for the Company and to create value for all of our shareholders. In addition, in early February, 1998 we used $1.6 million of these new funds to repay our term note with NationsBank. As a result the Company is now free of bank debt and has a strong balance sheet which will increase our financial flexbility.

With regard to the proxy statement, items one and two are quite straightforward--the election of directors and the ratification of the appointment of Coopers & Lybrand as the Company's independent auditors.

The third item asks that you approve the amendment and restatement of the Company's Articles of Incorporation. The primary reason for this is to increase the number of authorized shares to 50 million. This increase in the number of authorized shares is necessary to facilitate the exercise of certain warrants issued to the investors in December, as explained below, and to provide additional shares for issuance in the future.

Currently the Company has 25 million authorized shares of common stock. Prior to the investment transaction there were approximately 12.2 million shares outstanding. However, upon completion of the transaction the 12.2 million currently outstanding shares, the 8.33 million shares of common stock into which the Class A Convertible Preferred Stock is convertible, the 1.5 million shares issuable upon the exercise of outstanding stock options and the 6.25 million shares issuable upon the exercise of the warrants would result in a total of
28.28 million shares. Hence we need your approval to increase the number of shares. The warrants are not exercisable unless the increase in the number of authorized shares is approved. If approval is not granted the investors will receive warrants to purchase a total of only 2.75 million shares, but at the much lower exercise price of 60 cents per share. This alternative would not be as financially beneficial for the Company. Hence the Board of Directors recommends that you vote for this proposal.

The fourth item relates to the implementation of a 1 for 5 reverse stock split. As you are well aware for some time the Company's stock has been trading on the OTC Bulletin Board and the price, prior to October, had been in the range of 30-50 cents per share. Since the announcement of the investment transaction on October 28 the price has been in the range of $.90-1.80 per share. Quite recently the Nasdaq Stock Market introduced a new set of criteria for stocks to be traded on the National Market and the SmallCap Market. Specifically, to be listed on the SmallCap Market the Company must have a minimum bid price of $4 per share. It is the opinion of the Board of Directors, having sounded out our investment banking advisor, that it could be advantageous for the Company to seek a listing on the Nasdaq SmallCap Market. As noted in the proxy statement it is our belief that such a listing, assuming it can be obtained, could result in increased marketability for the Company's stock. Many brokerage firms cannot recommend a "penny stock" and stocks which sell for less than $5 cannot be bought on margin. Further, commissions on lower priced stocks are proportionally higher than on higher priced stocks. The proposed 1 for 5 reverse split would work as illustrated by the following example--assume you owned 1,000 shares of common stock and again assume the market price was $1 per share. After the reverse split you would own 200 shares of common stock and the market price should be $5 per share assuming no other factors impacted upon the market price at the time of the reverse stock split. Hence, the 1 for 5 reverse split could result in a stock price which will permit an application for listing on the Nasdaq SmallCap Market. While there is no guarantee that the reverse split will allow us to accomplish the desired listing it is the recommendation of the Board of Directors that you vote to approve this proposal.

The fifth item asks for your ratification of a stock option plan for non-employee directors. We implemented this plan in November of 1996 at which time all cash compensation for directors was eliminated. In order to accommodate new directors we increased the number of shares available under the plan from the original amount of 600,000 shares to 1 million shares. (Please note these numbers are prior to the proposed 1 for 5 reverse stock split.) The Board of Directors recommends you vote in favor of this item, because the plan provides to our directors an appropriate incentive to improve the Company's long term value for its shareholders.

I hope this summary is helpful to you and again the Board of Directors urges you to vote in favor of each proposal. Of course the proxy statement, which you should read carefully before voting, describes the proposals in more detail and provides other information about the Company. Thank you for your favorable consideration of the matters presented for your vote.

Please do not hesitate to contact me or Taryn Kunkel, Vice President and Chief Financial Officer, if you have any questions about the proxy statement or the other material presented for your review.

Please sign and mark the enclosed proxy card in the appropriate places and return the card to our transfer agent in the postage paid envelope as soon as possible. However, please note that in order for your vote to be counted prior to the meeting, your proxy card should reach our transfer agent no later than April 3.

Sincerely,

/s/ James K. Leslie
-----------------------
James K. Leslie
President and
Chief Executive Officer

      [LOGO]           PHARMAKINETICS LABORATORIES, INC.
                            302 WEST FAYETTE STREET
                           BALTIMORE, MARYLAND  21201

      NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                TO BE HELD MONDAY, APRIL 6, 1998, AT 11:00 A.M.

                                       AT

                       PHARMAKINETICS LABORATORIES, INC.
                            302 WEST FAYETTE STREET
                           BALTIMORE, MARYLAND  21201

         The Special Meeting in Lieu of Annual Meeting of Stockholders ("the Meeting") of PharmaKinetics Laboratories, Inc., a Maryland corporation, will be held on April 6, 1998, at 11:00 a.m., local prevailing time, at PharmaKinetics Laboratories, Inc., 302 West Fayette Street, Baltimore, Maryland 21201, to consider and vote upon:

1. The election of eight directors to serve until the next Annual Meeting of Stockholders, and until their successors are duly elected and qualified.

2. A proposal to ratify the selection of Coopers & Lybrand L.L.P., as the Company's independent auditors for the fiscal year ending June 30, 1998.

3. A proposal to approve and adopt the restatement and amendment of the Company's Charter, among other things, in order to increase the number of authorized shares of the Company's Common Stock.

4. A proposal to approve of a five to one reverse split of the Company's Common Stock, the change of authorized shares of the Company's Common Stock to 10,000,000 shares, par value $.005 per share, and the reduction of capital and amendment of the Company's Charter in connection therewith.

5. A proposal to ratify the adoption of the PharmaKinetics Laboratories, Inc. 1996 Non-Employee Directors Stock Option Plan, as amended.

6. Any other matters that may properly come before the Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on February 23, 1998, as the date for determining stockholders of record entitled to notice of and to vote at the Meeting.

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. The affirmative vote of at least two-thirds of all the shares of Common Stock and Preferred Stock entitled to vote at the meeting, voting together, is required for the approval of Proposals Three and Four. The affirmative vote of at least a majority of all votes cast at the Meeting in person or by proxy is sufficient for the election of directors and the approval of Proposals Two and Five. You are cordially invited to attend the Meeting in person. If you attend the Meeting and wish to vote in person, your proxy can be revoked at any time before it is voted.

                                           By Order of the Board of Directors,

                                           /s/ Taryn L. Kunkel
                                           -------------------
                                           Taryn L. Kunkel
                                           Secretary

March 2, 1998

           [LOGO]      PHARMAKINETICS LABORATORIES, INC.
                            302 West Fayette Street
                           Baltimore, Maryland  21201


                                PROXY STATEMENT

    Special Meeting in Lieu of Annual Meeting of Stockholders to be held on
                      Monday, April 6, 1998 at 11:00 A.M.



                     SOLICITATION AND REVOCATION OF PROXIES

         The enclosed proxy is solicited by the Board of Directors of PharmaKinetics Laboratories, Inc. (the "Company") for use at the Special Meeting in Lieu of Annual Meeting of Stockholders (the "Meeting") to be held on April 6, 1998, and is revocable at any time prior to its exercise. In addition to solicitation by mail, proxies may be solicited by officers, directors, and regular employees of the Company personally or by telephone or facsimile transmission. The cost of soliciting proxies will be borne by the Company and may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. This proxy material is being sent to stockholders on or about March 2, 1998.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         Stockholders of record at the close of business on February 23, 1998 are entitled to notice of and to vote at the Meeting. As of the close of business on that date, there were outstanding and entitled to vote 12,198,016 shares of Common Stock, $.001 par value ("Common Stock"), each of which is entitled to one vote and 833,300 shares of Class A Convertible Preferred Stock ("Preferred Stock"), each of which is entitled to ten votes.

         The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the meeting shall constitute a quorum. The affirmative vote of at least two-thirds of all the shares of Common Stock and Preferred Stock entitled to vote at the Meeting, voting together, is required for the approval of Proposals Three and Four described on the preceding page. The affirmative vote of at least a majority of all votes cast at the Meeting is sufficient for the election of directors and for the approval of Proposals Two and Five described on the preceding page. The members of the Board of Directors intend to vote their shares "FOR" each director nominee and "FOR" each proposal described herein. An abstention or broker non-vote has the same effect as a vote against Proposals Three and Four, and is not included in calculating votes cast for purposes of the election of directors or the other Proposals. The Company designates an individual to serve as the Inspector of Elections for purposes of tallying shares voted. The Inspector of Elections will be present at the Meeting.

                                    ITEM ONE

                             ELECTION OF DIRECTORS

         Eight directors will be elected at the Meeting, each director to hold office until the next Annual Meeting of Stockholders and until the election and qualification of a successor. Four of these directors are elected by holders of Common Stock and Preferred Stock, voting together. Four of these directors are elected by the holders of Preferred Stock, voting as a separate class. The persons named in the enclosed proxy will vote all properly executed proxies FOR the election of the nominees named below unless authority to vote is withheld. In the event any of the nominees is unable to serve, the persons named in the proxy may vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve as a director.

         The following table sets forth certain information concerning the nominees for election by holders of Common Stock and Preferred Stock, voting together. All nominees are currently directors of the Company.

                             NOMINEES FOR ELECTION


Name, Age, and Year
in which first
Elected a Director                  Business Experience
-------------------                 -------------------
James K. Leslie                     President and Chief Executive Officer of
53 (1995)                           PharmaKinetics Laboratories, Inc. since July
                                    1995; Executive Vice President and Chief
                                    Operating Officer of PharmaKinetics from
                                    June 1995 to July 1995; President and Chief
                                    Executive Officer of BioFin, Inc., a start
                                    up biotechnology company from July 1993 to
                                    June 1995; President and Chief Executive
                                    Officer of SICPA Industries of America from
                                    1991 to 1992; and President and Chief
                                    Operating Officer of Ecogen, Inc. from 1988
                                    to 1990.
Roger C. Thies                      Director of Hyman, Phelps and McNamara, P.C.
54 (1992)                           representing a broad range of clients on
                                    legal issues concerning food, drug, medical devices, and cosmetic law and legislation since 1988; Vice President and General
                                    Counsel of G.D. Searle managing all of the company's legal matters from 1986 to 1988.

Thomas F. Kearns, Jr.               Retired from Bear Stearns, Inc. in 1987;
61 (1995)                           Director of Biomet, Inc., and Fibrogen,
                                    Inc.; Trustee of the University of North
                                    Carolina Foundation and Endowment Fund.

Grover C. Wrenn                     Chairman and CEO of Better Health Network,
55 (1997)                           Inc., a provider of consumer health
                                    information to physician waiting rooms in more than 30 media markets since 1996;
                                    President and CEO of Ensys Environmental
                                    Products, Inc. from 1995 to 1996; President and CEO of Applied Bioscience International from 1990 to 1995; Director of Strategic
                                    Diagnostics, Inc. and Laidlaw Environmental
                                    Services.

         The Board of Directors recommends a vote "FOR" the election of each of these nominees.

         In addition to the foregoing nominees, the following persons have been nominated for election as directors by the holders of Preferred Stock. Messrs. Daniels and Thebault were appointed by the incumbent directors to serve on the Company's Board of Directors on January 20, 1998. For a description of the rights of holders of Preferred Stock to elect directors, see the discussion later in this Proxy Statement under the caption "APPROVAL OF AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION - Purpose of Proposed Amendments - Increase in Authorized Shares of Common Stock--Preferred Stock and Class A Convertible Preferred Stock."


Name and Age                     Business Experience
------------                     -------------------

Leslie B. Daniels                Principal of CAI Advisors & Co., an investment
50                               company with offices in New York, Montreal,
                                 London and Paris, since 1988; Director
                                 of IVAX Corporation from December 1994 to
                                 December 1995; Chairman of the Board of
                                 Directors of Zenith Laboratories, Inc., a major generic drug manufacturer from April
                                 1990 to December 1994, and a Director from December 1989 to December 1994. Director of
                                 MIM, Inc. and Aster.Cephac S.A.

David Kauffmann                  Partner of CAI Advisors & Co., an investment
38                               company with offices in New York, Montreal,
                                 London and Paris, since 1989; prior to joining
                                 CAI Advisors, he was an Assistant Treasurer in the Special Transaction Department of American
                                 Express Bank, in Copenhagen, New York and
                                 London, where he analyzed and structured international merger and acquisition transactions, as well as large export finance and corporate lending transactions. Director of Aster.Cephac S.A.

Name and Age                     Business Experience
------------                     -------------------

Kamal K. Midha, Ph.D., D.Sc.     Director of Drug Metabolism, Drug Disposition
56                               Group, University of Saskatchewan, Canada since
                                 1979, and Chief Scientific Officer of
                                 PharmaQuest Limited, Bermuda, a newly
                                 established Pharmaceutical Research
                                 Corporation. He serves on the Editorial
                                 Boards of Pharmaceutical Research, Journal of
                                 Pharmaceutical Sciences, European Journal of
                                 Pharmaceutical Sciences and Xenobiotica. He is
                                 Adjunct Professor of Pharmacy and Associate
                                 Member of Psychiatry, University of
                                 Saskatchewan, Canada and Co-Chief of the Psychopharmacology Unit, Clinical Research
                                 Center for Study of Schizophrenia &
                                 Rehabilitation, University of California, Los
                                 Angeles.

John J. Thebault, M.D.           Founder and Chief Executive Officer of
51                               Aster.Cephac S.A., a CRO in France and Europe
                                 specializing in providing clinical pharmacology services (Phase I and IIA studies) and bioanalytical services to the international pharmaceutical, biotechnology and medical device industries, along with cosmetic products testing services to the international cosmetic and personal care industries, since 1975.


                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

         The Board of Directors has an Audit Committee and a Compensation Committee, each consisting of all directors who are not employees of the Company. The Board of Directors does not have a Nominating Committee.

         The functions of the Audit Committee include: review of the scope of audits and the results of such audits; review of accounting policies and adequacy of internal controls; review of the fees paid to, and the scope of services provided by, the independent auditors; and recommending selection of the independent auditors. The members of this Committee are Messrs. Daniels, Kearns, Thebault, Thies and Wrenn.

         The Compensation Committee considers and makes recommendations to the Board of Directors with respect to matters relating to executive compensation, and considers and recommends grants under the Company's stock option plans. The members of this Committee are Messrs. Daniels, Kearns, Thebault, Thies and Wrenn.

         During the fiscal year ended June 30, 1997, the Board of Directors met eleven times, the Audit Committee met one time, and the Compensation Committee met six times.

         Each member of the Board of Directors who is not an employee of the Company, except one, received a monthly retainer of $1,366.66 and reimbursement of expenses for attendance at meetings during the period July 1, 1996 through November 30, 1996. One director opted to forego his monthly retainer for personal reasons. Subsequent to the Annual Meeting of Stockholders on November 25, 1996, the Company discontinued paying cash retainers to its directors, and instituted a stock option plan for non-employee directors pursuant to which each director is granted options to purchase 120,000 shares at the fair market value of the Company's common stock on the effective date of the grant. The grant vests in four equal installments of 30,000 shares over 4 years. As of January 20, 1998, 562,500 options have been granted under the plan. See the description of Proposal Five herein for additional information regarding this plan. Directors continue to receive reimbursement of expenses for attendance at meetings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of January 31, 1998, regarding stock ownership of management and owners of 5% or more of the Company's Stock:


                                                                                                Beneficial Ownership of
                                                    Beneficial Ownership of                       Class A Convertible
                                                         Common Stock                                Preferred Stock
                                           -----------------------------------------   -----------------------------------------
                                              Number of                Percent of         Number of                Percent of
                                             Shares Owned             Shares Owned       Shares Owned             Shares Owned
                                           ----------------         ----------------   ----------------         ----------------
Allen & Company, Incorporated                   852,673                   7.0%                  --                      --
Allen Holding Inc.
711 Fifth Avenue
New York, NY  10022

Aster S.A.                                    1,666,600 (3)(4)           12.0%             166,660                    20.0%
3 et 5 rue Eugene Millon
75015 Paris France

Leslie B. Daniels                             1,053,850 (1)(3)(4)         8.0%             103,885                    12.5%
CAI Advisors & Co.
767 Fifth Avenue, 5th Floor
New York, NY 10153

Peter M. Gottsegen                            1,038,850 (3)(4)            7.8%             103,885                    12.5%
CAI Advisors & Co.
767 Fifth Avenue, 5th Floor
New York, NY 10153

GES Investments, S.A.                           166,660 (3)(4)(5)         1.3%              16,666                     2.0%
Avenue Delleur, 18
Brussels, Belgium 1170

Initiative & Finance Investissement             666,640 (3)(4)            5.2%              66,664                     8.0%
16 rue Chauveau Lagarde
Paris, France 75008

Robert A. Mackie, Jr.                           898,383                   7.4%                  --                      --
18 North Astor Street
Irvington, NY 10533

R.A. Mackie and Co., L.P.                       173,583                   1.4%                  --                      --
18 North Astor Street
Irvington, NY  10533

Michael F. Price                              1,666,600 (3)(4)           12.0%             166,660                    20.0%
1180 Larger Cross Road
P.O. Box 434
Far Hills, New Jersey 07931

Richard J. Schmeelk                           1,038,850 (3)(4)            7.8%             103,885                    12.5%
CAI Advisors & Co.
767 Fifth Avenue, 5th Floor
New York, NY 10153

Thomas F. Kearns, Jr.                           180,178 (1)(3)(4)         1.5%              11,110                     1.3%

Elizabeth A. Lane, Ph.D.                         75,000 (1)               (6)                   --                      --

James K. Leslie                                 245,000 (1)(2)            2.0%                  --                      --

John J. Thebault, M.D.                           15,000 (1)               (6)                   --                      --

Roger C. Thies                                   44,600 (1)               (6)                   --                      --

James M. Wilkinson II, Ph.D.                     17,500 (1)               (6)                   --                      --

Grover C. Wrenn                                  22,500 (1)               (6)                   --                      --

All directors and officers as a group
    (10 persons)                              1,746,128 (1)(3)           12.7%             114,995                    13.8%


---------------
(1) Includes shares of stock which directors and officers have exercisable rights to acquire as of or within 60 days of January 31, 1998, through the exercise of options, in the amount of 15,000 shares for Mr. Daniels; 30,000 shares for Mr. Kearns; 75,000 shares for Dr. Lane; 135,000 shares for Mr. Leslie; 15,000 shares for Dr. Thebault; 44,600 shares for Mr. Thies; 17,500 shares for Dr. Wilkinson; 22,500 shares for Mr. Wrenn; and 447,100 shares for all directors and officers as a group.

(2) Of the total shares, 10,000 shares are held in the estate of Mary Hogan Leslie for which Mr. Leslie is a beneficiary. Mr. Leslie serves as executor of the estate.

(3) Includes shares of stock which investors have rights to acquire upon conversion of Class A Convertible Preferred Stock, in the amount of 1,666,600 shares for Aster S.A.; 1,038,850 shares for Mr. Daniels; 1,038,850 shares for Mr. Gottsegen; 166,660 for GES Investments, S.A.; 666,640 shares for Initiative and Finance Investissement; 1,666,600 shares for Mr. Price; 1,038,850 shares for Mr. Schmeelk; 111,100 shares for Mr. Kearns; and 1,149,950 shares for all directors and officers as a group.

(4) The Company issued 6,250,000 warrants to purchase common stock of the Company, at an exercise price of $1.20 per share, to certain investors, on December 23, 1997, subject to shareholder approval and adoption of the restatement and amendment of the Company's charter, which among other things, will increase the number of authorized shares of the Company's Common Stock. The warrant shares to be issued are not included in the table above as they were not exercisable within 60 days of January 31, 1998. The warrants issued are as follows: 1,250,000 to Aster S.A.; 779,166 to Mr. Daniels; 779,166 to Mr. Gottsegen; 125,000 to GES Investments, S.A.; 500,000 to Initiative and Finance Investissement; 1,250,000 to Mr. Price; 779,166 to Mr. Schmeelk; and 83,334 to Mr. Kearns.

(5)      Affiliate of Aster.Cephac and John J. Thebault, M.D., Director.

(6)      Less than 1%.

                               EXECUTIVE OFFICERS

                                                        Position With the Company and                  Employed       Officer
         Name                       Age                      Principal Occupation                        Since         Since
         ----                       ---                 -----------------------------                  --------       -------
Melany Adamcio                      43    Vice President Business Development since January 1998;        1997           1998
                                          Executive Director of Clinical Trials Management from
                                          June 1997 to January 1998; Director, Clinical Trials
                                          Management of PPD Pharmaco International, Inc. from
                                          November 1990 to June 1997. Education - Golden Gate
                                          University, San Francisco, California; Marywood
                                          College, Scranton, Pennsylvania

Taryn L. Kunkel                     36    Vice President, Chief Financial Officer and Treasurer          1990           1991
                                          since February 1991; Controller from November 1990
                                          to February 1991; Director of Financial Analysis from
                                          July 1990 to November 1990. Education - M.A.S.,
                                          Management, The Johns Hopkins University, Baltimore,
                                          Maryland 1989; B.S., Accounting (Magna Cum Laude),
                                          Loyola College, Baltimore, Maryland 1983. Certified
                                          Public Accountant.

Elizabeth A. Lane, Ph.D.            52    Vice President Biopharmaceutics and Regulatory Affairs         1988           1992
                                          since May 1992; Director of Pharmacokinetics and
                                          Regulatory Affairs from September 1988 to May 1992.
                                          Education - Ph.D., Pharmaceutical Sciences, University
                                          of Washington, Seattle, Washington, 1981; B.S.
                                          Pharmacy, University of Washington, Seattle,
                                          Washington, 1973; B.Pharm., University of Sydney,
                                          Australia, 1965.

James K. Leslie                     53    President and Chief Executive Officer since July 1995;         1995           1995
                                          Executive Vice President and Chief Operating Officer
                                          from June 1995 to July 1995; President and Chief
                                          Executive Officer of BioFin, Inc., a start up
                                          biotechnology company from July 1993 to June 1995;
                                          President and Chief Executive Officer of SICPA Industries
                                          of America from 1991 to 1992; and President and Chief
                                          Operating Officer of Ecogen, Inc. from 1988-1990.
                                          Education - M.B.A. (with distinction), Harvard Business
                                          School, Boston, Massachusetts, 1969; B.Sc., Chemical
                                          Engineering (First Class Honors), University of
                                          Edinburgh, Edinburgh, Scotland, 1967.

                                       5

                                                        Position With the Company and                  Employed       Officer
         Name                       Age                      Principal Occupation                        Since         Since
         ----                       ---                 -----------------------------                  --------       -------
Vernon D. Parker, Ph.D.             50    Vice President Clinical Services since January 1997;           1997(1)        1997
                                          Director, Clinical Pharmacology from 1995 to 1997 of
                                          Wyeth-Ayerst Research; Associate Director, Clinical
                                          Pharmacology from 1990 to 1995, and Assistant
                                          Director, Clinical Pharmacology from 1988 to 1990 also
                                          at Wyeth-Ayerst Research.  Education - Ph.D., Clinical
                                          Pharmacy with a minor in pharmacology, Purdue
                                          University School of Pharmacy, West Lafayette, Indiana,
                                          1983; M.S., Pharmacology and Physiology, Tuskeagee
                                          University School of Veterinary Medicine, Tuskeagee
                                          Alabama, 1976; B.S. Pharm., Pharmacy with a minor in
                                          chemistry, Florida A&M University of Pharmacy,
                                          Tallahassee, Florida, 1970.

James M. Wilkinson II, Ph.D.        46    Vice President Analytical Laboratory Services since July       1996           1996
                                          1996; Associate Director, Pharmaco International, Inc.,
                                          Analytical Laboratory Division from December 1992 to
                                          June 1995. Education-Postdoctoral Associate, University
                                          of Washington, Seattle, Washington, 1979; Ph.D., Organic
                                          Chemistry, Duke University, Durham, North Carolina, 1978;
                                          B.S., Chemistry, Virginia Military Institute, Lexington,
                                          Virginia, 1974.

-------------
(1) Dr. Parker joined the Company on January 3, 1997 and resigned effective January 30, 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based on the Company's review of copies of reporting forms received by it, the Company believes that during the fiscal year ended June 30, 1997, all applicable filing requirements were complied with, except that one report on Form 4 was filed late by Mrs. Kunkel.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for the Company's last three fiscal years, the cash compensation paid or accrued by the Company, as well as certain other compensation paid or accrued for those years, to its Chief Executive Officer and the four other most highly compensated executive officers whose remuneration exceeded $100,000 for the fiscal year ended June 30, 1997.


                           SUMMARY COMPENSATION TABLE

                                                  Annual Compensation                     Long-Term             All Other
                                  --------------------------------------------------     Compensation        ----------------
                                                                                        ---------------
                                                                                          Securities            All Other
Name and                          Fiscal     Salary       Bonus       Other Annual        Underlying           Compensation
Principal Position                Year         ($)         ($)        Comp. ($)(1)        Options(#)              ($)(2)
------------------                ----      --------    --------   -----------------    ---------------      ----------------
James K. Leslie(3)                1997      150,000           -           6,000           100,000                  -
President, CEO,                   1996      124,000      87,043           6,000           100,000                  -
and Director                      1995        4,700           -             230           120,000                  -

Christopher H. Hendy, Ph.D.(4)    1997       28,700           -           1,500                 -                  -
Vice President                    1996      102,000      32,226           6,000                 -                  -
Clinical Evaluation Services      1995      102,000           -           6,000            10,000                  -

Elizabeth A. Lane, Ph.D.          1997      100,000           -               -                 -                  -
Vice President                    1996       88,000      10,742               -                 -                  -
Biopharmaceutics and              1995       85,000           -           3,000                 -                  -
Regulatory Affairs

                                                  Annual Compensation                     Long-Term             All Other
                                  --------------------------------------------------     Compensation        ----------------
                                                                                        ---------------
                                                                                          Securities            All Other
Name and                          Fiscal     Salary       Bonus       Other Annual        Underlying           Compensation
Principal Position                Year         ($)         ($)        Comp. ($)(1)        Options(#)              ($)(2)
------------------                ----      --------    --------   -----------------    ---------------      ----------------
Vernon D. Parker, Ph.D.(5)        1997       51,000           -           2,500            60,000              3,600
Vice President                    1996            -           -               -                 -                  -
Clinical Evaluation Services      1995            -           -               -                 -                  -

James M. Wilkinson II, Ph.D.      1997      106,000           -           6,000            70,000              7,000
Vice President                    1996            -           -               -                 -                 -
Analytical Laboratory Services    1995            -           -               -                 -                 -

------------
(1) Other Annual Compensation includes personal benefits provided by the Company.
(2) Other compensation includes amounts paid for relocation and related expenses.
(3) Mr. Leslie joined the Company in June 1995.
(4) Dr. Hendy resigned from the Company effective September 24, 1996.
(5) Dr. Parker joined the Company on January 3, 1997 and resigned effective January 30, 1998. Dr. Parker's annual salary was $105,000, plus other compensation of $5,000.

Severance Agreements

         The Company has severance agreements with Mr. Leslie and Mrs. Kunkel. The Agreements, which are identical, provide for continuance of their respective annual base salaries for a period of twelve (12) months from the date of termination of employment if such termination occurs at any time during a two
(2) year period after a "Significant Transaction" or a "Change of Board Composition" and is for reasons other than "Just Cause", such terms being defined in the Agreements. Upon termination of employment, the Agreements also provide for accelerated vesting of all stock options and the option to extend the exercise period of such options. The Agreements were effective April 22, 1997. As of June 30, 1997 benefits payable would be approximately $156,000 for Mr. Leslie and approximately $90,500 for Mrs. Kunkel.

Stock Option Grants

         The following table sets forth information concerning the grant of stock options under the Company's 1996 Incentive Stock Option Plan during fiscal 1997 to the executive officers named in the Summary Compensation Table.


                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                       % of Total
                                                       Options
                                                       Granted to                  Exercise or
                           Options                     Employees in                Base Price       Expiration
Name                       Granted (#)(1)              Fiscal Year                 ($/share)        Date
----                       --------------              ------------                ---------        ----------
James K. Leslie                100,000                     13.8%                     $0.469         7/01/06
Vernon D. Parker, Ph.D.(2)      60,000                      8.3%                     $0.4531        1/13/07
James M. Wilkinson, II,         70,000                      9.6%                     $0.469         7/01/06
   Ph.D.

-------------
(1) All options were granted under the 1996 Incentive Stock Option Plan. All options vest over a four year period from the date of grant and all options expire ten years from the date of grant, if not exercised earlier. Material terms of the options are set forth under the caption "Incentive Stock Option Plans."

(2) Dr. Parker resigned effective January 30, 1998.

Stock Option Exercises and Holdings

         The following table sets forth information related to the number and value of options held by four of the Company's executive officers. No options were exercised during the fiscal year ended June 30, 1997.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                               Value of Unexercised
                           Shares          ($)             Number of Unexercised                   In-the-Money
                           Acquired        Value             Options at FY-End (#)           Options at FY-End ($)(1)
Name                       in Exercise     Realized      Exercisable    Unexercisable      Exercisable   Unexercisable
----                       -----------     ---------  ---------------------------------    ---------------------------
James K. Leslie                  -            -           85,000          235,000                  -               -

Elizabeth A. Lane,  Ph.D.        -            -           75,000               -                   -               -

Vernon D. Parker, Ph.D.(2)       -            -                -           60,000                  -               -

James M. Wilkinson, II, Ph.D.    -            -                -           70,000                  -               -

------------
(1) The exercise price of all options exceeded market value at June 30, 1997.
(2) Dr. Parker resigned effective as of January 30, 1998.

Incentive Stock Option Plans

         The Company's Incentive Stock Option Plan (the "ISO Plan") was adopted by the Board of Directors on September 9, 1985, and approved by stockholders on November 14, 1985. The ISO Plan permits the Company to grant options to purchase up to an aggregate of 1,700,000 shares of its Common Stock to key employees of the Company. As of June 30, 1997, an aggregate of 501,900 shares of Common Stock were subject to options granted under the ISO Plan. By its terms, the ISO Plan expired in September 1995.

         The ISO Plan had a ten-year term, subject to earlier termination by the Board of Directors, and was administered by the Compensation Committee of the Board of Directors. Under the ISO Plan, options were granted to selected key employees of the Company. Approximately 100 employees were eligible for option grants. Subject to the terms and conditions of the ISO Plan, the Committee selected optionees and determined the number of shares to be granted, the option prices, the term of each option, and the terms and conditions of stock option agreements. Payment of the option price is made, as specified in the option agreement, either in cash at the time of exercise or, at the discretion of the Board of Directors or Committee, (i) by delivery of shares of the Company's Common Stock, valued as of the option exercise date, (ii) according to a deferred payment or other arrangement or (iii) in any other form of payment acceptable to the Board of Directors or Committee in its discretion, either at the time of grant or exercise of the option.

         Options granted under the ISO Plan are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code. The exercise price of options granted under the ISO Plan may not be less than 100% of the fair market value of the Common Stock at the time of the grant, or 110% of the fair market value of the Common Stock at the time of the grant in the case of a key employee who holds more than 10% of the combined voting power of the Common Stock as of the date of the grant. The term of any option granted under the ISO Plan may not exceed ten years, or five years in the case of a key employee who holds more than 10% of the combined voting power of the Common Stock as of the date of grant.

         Options granted under the ISO Plan are non-assignable and may be exercised, except in the case of death, only by the option holder. Options terminate ninety days after termination of employment, except by reason of death or total and permanent disability.

         The Board of Directors may alter, suspend or amend the ISO Plan at any time. However, no such action by the Board of Directors shall affect any option theretofore granted under the ISO Plan without the consent of the option holder so affected. In addition, no such action by the Board of Directors may, without stockholder approval (except pursuant to the anti-dilution provisions of the ISO
Plan), increase the number of shares reserved for options under the ISO Plan, materially modify the requirements as to eligibility for participation in the ISO Plan, or materially increase the benefits accruing to participants under the ISO Plan.

         An optionee recognizes no taxable income at the time a stock option is granted or exercised under the ISO Plan. However, the excess of the fair market value of the shares received on the date of exercise (or six months after the date of exercise, in the case of an optionee subject to Section 16(b) of the Securities Exchange Act of 1934) over the exercise price is taken into account in determining whether he is subject to the alternative minimum tax. Assuming compliance with applicable holding period requirements, an optionee realizes long-term capital gain or loss when he disposes of his shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the optionee disposes of shares acquired by the exercise of the option before the expiration of at least one year from the date of exercise and two years from the date of grant of the option, any amount realized from such disqualifying disposition is generally taxable as ordinary income in the year of disposition to the extent that the lesser of (i) fair market value on the date the option was exercised or (ii) the amount realized upon such disposition, exceeds the exercise price. Any amount realized in excess of fair market value on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss is treated as long or short-term capital loss, depending upon the holding period of the shares.

         No deduction is allowed to the Company for federal income tax purposes at the time of grant or exercise of an option under the ISO Plan. In the event of a disqualifying disposition by an optionee, the Company is entitled to a deduction for the amount taxable to the optionee as ordinary income.

         The Company also has an 1996 Incentive Stock Option Plan effective as of January 31, 1996 (the "1996 ISO Plan") which was adopted by the Board of Directors on October 10, 1996 and approved by the stockholders on November 25, 1996. The provisions of the 1996 ISO Plan and the tax consequences thereunder are virtually identical to those of the ISO Plan. The 1996 ISO Plan permits the Company to grant options to purchase up to an aggregate of 1,500,000 shares of its Common Stock to key employees of the Company. As of June 30, 1997, 415,675 shares of the Company's Common Stock were subject to options granted under the 1996 ISO Plan.

                                    ITEM TWO

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

         The Board of Directors desires to obtain from the stockholders their approval of the Board of Directors' actions in appointing Coopers & Lybrand L.L.P., Certified Public Accountants, as independent auditors of the Company for the fiscal year ending June 30, 1998.

         Coopers & Lybrand has served the Company in such capacity since January 1992. The Company has been informed that neither Coopers & Lybrand nor any of its partners has any direct financial interest or any material indirect financial interest in the Company and during the past three years has had no connection therewith in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

         A representative of Coopers & Lybrand is expected to be present at the Meeting with the opportunity to make a statement, if such representative so desires, and to be available to respond to appropriate questions.

         The Board of Directors recommends a vote "FOR" the ratification of the appointment of Coopers & Lybrand L.L.P.

                                   ITEM THREE

                                  APPROVAL OF
             AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION
                      INCLUDING AN INCREASE IN THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

General

         By resolutions adopted January 20, 1998, the Board of Directors approved and declared advisable the adoption of certain amendments to the Company's Articles of Incorporation pursuant to which:

         1. Article SIXTH would be amended to provide that the number of authorized shares of common stock shall be increased to 50,000,000;

         2. Former Article EIGHTH, relating to perpetual existence of the Company, would be removed;

         3. Former Article TENTH, now Article NINTH, would incorporate indemnification provisions relating to directors and officers, which provisions formerly appeared in the Company's By-Laws;

         4. Former Article ELEVENTH, now Article TENTH, would further clarify certain powers of the Company, its directors and its stockholders; and

         5. Former Article TWELFTH, which was added to the Company's Articles of Incorporation during the period in which the Company reorganized pursuant to Chapter 11, Title 11 of the United States Code (the "Bankruptcy Code"), would be removed.

         If the stockholders approve the amendments, the Articles of Incorporation will be amended and restated as proposed by the Board, and the provisions described above will take effect upon acceptance of the Articles of Amendment and Restatement by the Maryland State Department of Assessments and Taxation in substantially the form attached hereto as Exhibit A.

Purposes of Proposed Amendments

         1. Increase in Authorized Shares of Common Stock. The Board of Directors has deemed it to be in the best interest of the Company and its stockholders to advise an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock, $.001 par value per share, to 50,000,000. Currently, the number of authorized shares of Common Stock, $.001 par value per share is 25,000,000. As of January 1, 1998, the number of issued and outstanding shares of the Common Stock was 12,195,891, and the number of shares reserved for issuance upon the exercise of outstanding options or the conversion of the Company's Class A Convertible Preferred Stock, without par value, was 10,000,550. Therefore, 22,196,441 shares, in the aggregate, were issued or reserved for issuance as of January 1, 1998.

         The increase in the number of authorized shares is necessary in order to provide shares of Common Stock available for issuance upon the exercise of warrants issued as of December 23, 1997 to certain investors (the "Investors"), for the purchase of up to 6,250,000 shares of Common Stock at an exercise price of $1.20 per share, as described further below (the "Warrants"). In addition, the Board of Directors believes it to be in the best interest of the Company and its stockholders to have additional shares of Common Stock available for issuance upon the exercise of options that may be granted in the future under the Company's stock option plans, or otherwise. Finally, the Board of Directors believes it to be in the best interest of the Company and its stockholders to have shares of Common Stock available for issuance in connection with possible transactions or other corporate purposes that could result in the issuance of additional shares, such as a business combination or a strategic investment transaction. The Company has no present plans to engage in any such possible transaction.

         As described above, as of December 23, 1997, the Company issued the Warrants to the Investors, along with 833,300 shares of the Company's Class A Convertible Preferred Stock in a private placement. The total purchase price for the Warrants and the shares of Class A Convertible Preferred Stock was $5,000,000. Giving effect to the transaction, the Investors collectively hold indirectly approximately 41% of the Company's Common Stock or approximately 54% assuming exercise of the Warrants. These percentages are calculated on the basis of shares of Common Stock actually outstanding as of January 1, 1998, and do not give effect to the possible exercise of outstanding options. The Company proposes to use the proceeds of the sale of these securities for the purchase of certain laboratory instruments and information systems, and other corporate purposes. The Board of Directors approved this transaction with the Investors because it resulted in a cash infusion, plus a strategic partnership with the leading French contract research organization, plus access to the expertise of an experienced investor in the Company's industry. Prior to the receipt of the proceeds of this transaction, the Company's ability to pursue its strategic plans had been curtailed by lack of funds.

         At the time that the Company issued these securities to the Investors, it also entered into a Technology Sharing Agreement with Aster.Cephac S.A., and affiliate of the Investors, and its wholly-owned subsidiary, Cephac, S.A. (collectively, "Aster"). Pursuant to that agreement, the Company and Aster will exchange certain bioanalytical assay methods for measuring drug concentrations in serum or plasma, and develop and implement cooperative marketing efforts in the United States and Europe. The Company also agreed to provide certain registration rights to the Investors for the shares issuable upon exercise of the Warrants or the conversion of the shares of Class A Convertible Preferred Stock.

         The Warrants are not exercisable unless the Company files with the Maryland State Department of Assessments and Taxation an amendment to its Articles of Incorporation providing for an increase in the number of authorized shares of its Common Stock at least sufficient to provide enough shares for issuance upon exercise of the Warrants. In the event, however, that such an amendment is not filed by April 30, 1998 or such later date as the Company and the Investors agree, then the number of shares issuable upon the exercise of the Warrants shall be 2,750,000 and the exercise price shall be reduced to $0.60 per share.

         The Board of Directors believes it is in the best interest of the Company and its stockholders to approve the proposed increase in the number of authorized shares of Common Stock, to avoid a reduction in the warrant exercise price and the number of shares issuable upon exercise of the Warrants (which would reduce the amount of proceeds to the Company upon the exercise of the Warrants), and to permit the Company to have sufficient shares for future issuances.

         A description of the Company's capital stock is as follows:

         Common Stock

         The Company currently has authorized 25,000,000 shares of Common Stock, par value $.001 per share, each of which is entitled to one vote per share, subject to the voting rights of any series of preferred stock. Dividends may be paid on the Common Stock when and in such amounts as the Board of Directors may determine from time to time, subject to any preferences of preferred stockholders. The Company has not paid dividends on its Common Stock historically. In addition, if the amendment and restatement of the Company's articles of incorporation is approved as described in Proposal Two in this Proxy Statement, no dividends may be declared without the approval of all of the directors elected by holders of the Company's Class A Convertible Preferred Stock.

         Warrants to Purchase Common Stock

         The Company has outstanding the Warrants to purchase an aggregate of 6,250,000 shares of Common Stock at an exercise price of $1.20 per share. All Warrants are held by the Investors and are not exercisable until the Company files with the Maryland State Department of Assessments and Taxation an amendment to its articles of incorporation to increase the number of authorized shares of Common Stock, as described in Proposal Three in this Proxy Statement. The Warrants are exercisable until December 23, 2000. The number of shares issuable upon exercise and the exercise price are subject to adjustment upon certain changes in the Company's Common Stock. The Warrants may not be transferred without the consent of the Company.

         Preferred Stock and Class A Convertible Preferred Stock

         The Company has authorized 1,500,000 shares of preferred stock, without par value, of which 833,300 shares have been classified and issued as Class A Convertible Preferred Stock. The remaining unissued shares of preferred stock may be issued from time to time in one or more series as authorized by the Board of Directors of the Company, with such terms, preferences and rights as the Board may determine.

         The terms, preferences and rights of the Class A Convertible Preferred Stock are summarized as follows:

         Each share is convertible at any time into ten (10) shares of the Company's Common Stock (on a pre-split basis). The conversion ratio is subject to adjustment if the Company sells shares of its Common Stock, or issues certain Common Stock equivalents, for a price less than $.5925, or if the Company pays a stock dividend or subdivides or combines shares of its Common Stock. For example, if the reverse stock split as described in Proposal Four in this Proxy Statement is approved, each share of Class A Convertible Preferred Stock will be convertible into two (2) shares of Common Stock.

         Each share is entitled to the number of votes that the holder would have if such shares was converted to Common Stock. Currently, each share is entitled to ten (10) votes per share. On matters other than the election of directors, approval of certain charter amendments or other matters governed by specific provisions of law, holders of Class A Convertible Preferred Stock vote together with the holders of Common Stock, as though all of the stock were of one class.

         Holders of Class A Convertible Preferred Stock have certain rights to elect directors for so long as share ownership is maintained at certain levels. Currently, these stockholders have the right to elect half of the members of the Company's Board of Directors.

         If the Company declares a dividend on Common Stock, each holder of Class A Convertible Preferred Stock is entitled to participate in such dividend as if the holder held the number of shares of Common Stock into which the shares are convertible. Upon the liquidation, dissolution or winding-up of the Company, whether or not voluntary, the holders of Class A Convertible Preferred Stock are entitled to a liquidation preference of $5.925 per share. Upon the merger, consolidation or other corporate reorganization or combination in which the Company is not the surviving entity, or upon the sale of all or substantially all of the assets of the Company, the holders of Class A Convertible Preferred Stock that have not converted their shares to Common Stock will be entitled to receive an amount equal to $5.925 per share.

         2. Removal of Former Articles EIGHTH and TWELFTH. Former Article EIGHTH of the Company's Articles of Incorporation provided that the Company shall have a perpetual existence. Section 2-103(1) of the Maryland General Corporation Law provides that a corporation has perpetual existence unless otherwise provided by law or its charter. It is not necessary that the Articles of Incorporation contain a provision relating to perpetual existence.

         Former Article TWELFTH of the Company's Articles of Incorporation prohibited the Company from issuing any non-voting stock prior to the time that the Company consummated its plan of reorganization in connection with proceedings under

Chapter 11 of the Bankruptcy Code that commenced in 1990. On May 23, 1996, the United States Bankruptcy Court for the District of Maryland approved the Company's Application for Final Decree, thus closing the bankruptcy case. Therefore, former Article TWELFTH is no longer required to be included in the Company's Articles of Incorporation.

         The Board of Directors of the Company has deemed it to be in the best interest of the Company to restate the Articles of Incorporation, in conjunction with the amendment of the Articles of Incorporation and, as part of such restatement, the Board of Directors recommends the approval of the removal of these unnecessary Articles.

         3. Indemnification Provisions. Currently, the Company's by-laws and Articles of Incorporation include provisions that limit the personal liability of officers and directors of the Company, and provide for indemnification of currently acting officers and directors to the maximum extent permitted by Maryland law. Former Article TENTH of the Company's Articles of Incorporation provides that a director or officer of the Company will not be liable to the Company or its stockholders for money damages except under circumstances in which such limitation of liability is prohibited by Maryland law. Maryland law does not permit personal liability to be limited when a director or officer received an improper benefit or profit or when a judgement or other final adjudication is entered against a director or officer based on a finding that his or her action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action.

         Article VII of the Company's by-laws contained indemnification provisions, providing for indemnification of the Company's officers and directors to the maximum extent permitted by Maryland law. Indemnification is not permitted under Maryland law in cases where the director's or officer's act or omission was material to the cause of action, and was committed in bad faith or was the result of active and deliberate dishonesty, or where the individual received an improper benefit (or in a criminal case, had reasonable cause to believe that his act or omission was unlawful).

         In connection with the amendment and restatement of the Articles of Incorporation, the Board of Directors deems it to be desirable to incorporate all provisions relating to the limitation of liability and indemnification of directors and officers in one Article in the Company's Articles of Incorporation, and to extend the coverage of the indemnification provisions to former officers and directors and persons who serve at the Company's request as directors, partners, employees or agents of other entities. In addition, the proposed amendment would permit, but not require, the Company to advance expenses to indemnified persons to the extent permitted by Maryland law, and would provide that the limitation of liability and indemnification provisions could not be eliminated or reduced by repeal or amendment of the Company's Articles of Incorporation, with respect to acts or omissions that occurred prior to such repeal or amendment. The Board believes that indemnification provisions such as the proposed amendments are widely in force in Maryland corporations' charters, and are necessary to enhance the Company's ability to attract and retain highly qualified officers and directors.

         4. Definition of Certain Corporate Powers. Former Article ELEVENTH permitted the Company to amend its charter from time to time; provided that any amendment which changes the terms of any class or series of any class of outstanding stock must be authorized by holders of not less than two-thirds of all shares of such class or series of such class outstanding at the time of the proposed amendment. As part of the proposed amendment and restatement of the Company's articles of incorporation, the Board of Directors has deemed it to be in the best interest of the Company to add two provisions to former Article ELEVENTH, now Article TENTH, one of which would make clear that the Board of Directors may authorize the issuance of shares of the Company's capital stock of any class, whether currently authorized or authorized in the future, and to issue convertible securities, without stockholder approval. The other new provision would make clear that the Board of Directors is authorized to classify or reclassify any unissued shares and to fix or alter, before the issuance of such shares, all the terms and provisions of such shares. The Board believes that such provision are widely in force in Maryland corporations' charters, and are desirable to make the Company's articles of incorporation reflect customary practice in Maryland.

         The Board of Directors also proposes to add to new Article TENTH a third new provision that would limit the Board's ability to declare a dividend on any class or series of stock, unless the dividend is approved by all of the directors elected by the holders of the Class A Convertible Preferred Stock. In connection with the issuance and sale of the Class A Convertible Preferred Stock and the Warrants to the Investors, the Board of Directors agreed to advise and seek stockholder approval of the amendment of the Company's articles of incorporation to include such a provision.

Potential Impact of Proposed Amendments

         The proposal to amend Article SIXTH of the Articles of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000 would have no immediate impact upon the Company and its stockholders and will not result in an immediate or automatic issuance of additional shares of Common Stock. Approval of the amendment will permit the Board of Directors to issue such additional shares without further approval of stockholders and upon such terms and at such times as it may determine unless stockholder approval is required by applicable law or other applicable rules. Holders of the Company's securities have no preemptive rights to subscribe to the Company's securities when additional shares are issued. Stockholders should be aware that the Company could issue additional shares to a holder who might vote against a proposed merger or sale of assets or other corporate transaction, and therefore additional shares could be available for use to attempt to prevent or discourage an attempted takeover of the Company. The Company has no present plans to make such an issuance of shares.

         The proposal to remove former Article EIGHTH will have no substantive impact, because the Company will have perpetual existence under Maryland General Corporation Law even without the express provision for perpetual existence included in former Article EIGHTH.

         The proposal to remove former Article TWELFTH will have no impact other than to permit the Company to issue non-voting stock in the future if the Board of Directors of the Company deems such issuance to be in the best interest of the Company. Currently, there is no plan to issue non-voting stock.

         The proposal to amend former Article TENTH, now Article NINTH, will permit indemnification of former officers and directors, and will permit indemnification of persons who serve, at the Company's request, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise. Currently, indemnification is provided only to currently acting directors and officers. The provision also would permit, but not require, the Company to advance expenses to indemnified persons to the extent permitted by Maryland law. In addition, the limitation on liability and the indemnification provisions could not be eliminated or reduced by amendment or repeal of the Articles of Incorporation. The Board of Directors believes that providing indemnification to former directors and officers and to persons who serve another entity at the request of the Company will have a positive impact by enhancing the Company's ability to attract and retain qualified persons. In addition, the Board of Directors believes that the Company and its stockholders will be best served when the Company's officers and directors have the opportunity to make business decisions without threat of personal liability. The proposed amendment could, however, have a negative impact in the event of legal proceedings that require the Company to indemnify former directors and officers or persons serving other entities at the Company's request. If the Company would be required to indemnify a larger number of individuals, the financial impact upon the Company could be more substantial than the impact resulting from the Company's indemnification obligations as they currently exist. Currently, there is no litigation pending or, to the Company's knowledge, threatened which could trigger the indemnification provisions as they are proposed to be amended.

         The proposal to amend former Article ELEVENTH, Article TENTH, has the effects described above in the paragraph captioned "Definition of Certain Corporate Powers."

         The Board of Directors recommends a vote "FOR" the approval of the Articles of Amendment and Restatement. Directors Thomas Kearns, Jr. and Leslie Daniels are Investors, and director John Thebault and nominee David Kauffmann are affiliates of an Investor, who purchased Warrants and shares of the Company's Class A Convertible Preferred Stock. As a result, those individuals have an interest in the approval of the proposed amendments and restatement of the Company's articles of incorporation because the increase in the number of authorized shares of Common Stock will facilitate the exercise of their Warrants. In addition, the proposed limitation on the declaration of dividends without the approval of directors elected by the holders of the Class A Convertible Preferred Stock will permit those directors and the other Investors to have more control over the declaration of dividends than holders of Common Stock or any other class of securities that may be issued in the future will have.


                                   ITEM FOUR

                        APPROVAL OF REVERSE STOCK SPLIT
                                      AND
                         CHANGE IN SHARES OF AUTHORIZED
                                  COMMON STOCK
                                      AND
               RELATED REDUCTION IN CAPITAL AND CHARTER AMENDMENT


General

         By resolutions adopted January 20, 1998, the Board of Directors approved and declared advisable the adoption of an amendment to the Company's articles of incorporation to effect a five to one reverse stock split of the Company's outstanding Common Stock, par value $.001 per share. As of January 1, 1998 the Company has 12,195,891 shares of Common Stock issued and outstanding. The reverse stock split would reduce the number of shares of the Company's outstanding Common Stock to approximately 2,439,178 shares. The reverse stock split is proposed for the reasons described below and with a view toward facilitating the listing of the Company's Common Stock on the Nasdaq SmallCap Market. However, the Company cannot provide any assurances that the reverse stock split will enable the Company to list its Common Stock on the Nasdaq SmallCap Market or achieve any of the other purposes described below.

         If the reverse stock split is approved, the Company will file with the Maryland State Department of Assessments and Taxation a further amendment to and restatement of its articles of incorporation which will provide that, as of the date of acceptance for filing of articles of amendment and restatement relating to the reverse stock split (the "Effective Date"), (1) each share of Common Stock, par value $.001, outstanding immediately prior to the reverse stock split will be deemed automatically, without any action on the part of a stockholder, to represent one-fifth (1/5) of a share, par value $.005, after the reverse stock split and (2) the authorized Common Stock of the Company shall be 10,000,000 shares, par value $.005 per share. The amendment of the Company's Articles of Incorporation will affect only the first paragraph of Article Sixth of the Articles of Incorporation, and will be substantially in the form attached hereto as Exhibit B. In all other respects, the provisions of the Company's Articles of Incorporation will be as set forth in Exhibit A, assuming approval by the stockholders of the Articles of Amendment and Restatement.

         No fractional shares will be issued as a result of the reverse stock split, and each fraction of a share will be exchanged for cash. The Company's capital will be reduced by the amount of cash paid for fractional shares, which amount cannot be estimated at this time. The amount of cash payable for such fractional shares will be equal to the product of (i) the per share fair market value of the Company's Common Stock on the Effective Date, multiplied by (ii) the fraction of a share remaining after giving effect to the reverse stock split. The fair market value per share will be the average of the average bid and asked prices of the Company's Common Stock for the ten trading days prior to the Effective Date. After the Effective Date, stockholders may exchange certificates for new certificates representing the new number of shares. Stockholders who wish to exchange their certificates may contact the Company for appropriate instructions.


Purpose of the Reverse Stock Split

         The Nasdaq Stock Market's requirements for listing on the Nasdaq SmallCap Market include, among other things, a minimum bid price of $4.00 per share. For several years, the price of the Company's Common Stock has fluctuated and has been less than $1.00 for protracted periods. Management believes that the reverse stock split could result in the Company's Common Stock having a minimum bid price of $4.00. The Nasdaq Stock Market has other quantitative requirements for listing on the Nasdaq SmallCap Market, which the Company believes it meets or is likely to meet in the foreseeable future.

         Additionally, management believes that the reverse stock split will enhance the marketability of the Company's Common Stock in the financial and investing community. Many brokerage firms and institutional investors do not trade in stocks that have a low trading price. Also, management believes that brokerage commissions on the sale of lower priced stocks often are proportionally higher than commissions on the sale of higher price securities. By increasing the price of the Company's Common Stock, management hopes to encourage interest and trading in the Common Stock among a broader market, and to provide greater liquidity for the Company's stockholders.

         No assurance can be given that (1) the Company will be able to list its Common Stock on the Nasdaq SmallCap Market, (2) the market price per share after the reverse stock split will be five times higher than the current market price per share, (3) the market price per share will exceed at all, or remain in excess of, the current market price per share, or (4) the Company's Common Stock will enjoy a broader trading market after the reverse stock split. If the Company is unsuccessful in listing its Common Stock on the Nasdaq SmallCap Market, or does not continue to meet the listing requirements if it is initially listed, management believes that the Company's Common Stock will continue to trade in the over-the-counter market on the OTC Bulletin Board.

Potential Impact of the Reverse Stock Split

         The reverse stock split will have no effect on the proportionate stock ownership of any stockholder, except for such minor adjustments as may occur as a result of exchanging fractional shares for cash. Also, the Company is not changing the aggregate par value of its Common Stock in connection with the reverse stock split. The total amount of stockholders' equity ($7,728,501 as of December 31, 1997) will remain the same, except for adjustments as may occur as a result of paying cash for fractional shares.

         Except for the reduction in the number of shares of Common Stock outstanding, as of January 1, 1998, from 12,195,891 to approximately 2,439,178, the rights and privileges of holders of the Common Stock will remain the same, both before and after the reverse stock split.

         As of January 1, 1998, the Company had outstanding options and warrants to purchase 1,667,550 shares of its Common Stock. In addition, the Company had outstanding 833,300 shares of its Class A Convertible Preferred Stock, currently convertible into shares of Common Stock on a 10 to 1 basis. All outstanding options and warrants, and the terms of the shares of Class A Convertible Preferred Stock, provide for an adjustment in proportion to any change in the amount of Common Stock outstanding. Therefore, appropriate adjustments would be made in connection with the reverse stock split to the number of shares issuable upon the exercise of outstanding options or warrants or the conversion of shares of Class A Convertible Preferred Stock.

         The reverse stock split will not affect the registration of the Company's Common Stock under the Securities Exchange Act of 1934, as amended, and the Company's reporting obligations under the Act. For so long as the Company is required to file annual, quarterly, and other reports and statements with the Securities and Exchange Commission pursuant to such Act, it will continue to do so.

Tax Consequences

         The reverse stock split will not, in general, result in a stockholder's recognition of gain or loss for federal income tax purposes. The tax basis of shares held by a stockholder after the reverse stock split (including any fractional shares to which a stockholder may be entitled) will be equal in the aggregate to the basis of shares held prior to the reverse stock split. For tax purposes, the holding period for shares held prior to the reverse stock split will be included in the holding period for shares held after the reverse stock split. Stockholders who receive cash in lieu of a fractional share will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional share exchanged for cash.

         The Board of Directors recommends a vote "FOR" the approval of the reverse stock split and change in shares of authorized Common Stock.


                                   ITEM FIVE

 RATIFICATION OF THE APPROVAL OF 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

General

         By resolution adopted November 25, 1996, the Board of Directors approved the adoption, effective as of November 25, 1996, of the PharmaKinetics Laboratories, Inc. 1996 Non-Employee Directors Stock Option Plan (the "1996 Plan"). The 1996 Plan was amended by resolution of the Board of Directors on January 20, 1998 in order to increase to 1,000,000 (on a pre-split basis) the number of shares of Common Stock subject to options available for grant under the 1996 Plan. This increase resulted from the expansion of the Board of Directors in connection with the investment transaction described above. Options to purchase an aggregate of 562,500 shares of the Company's Common Stock have been granted under the 1996 Plan as of January 20, 1998. Although stockholder approval of the 1996 Plan or the amendment to the 1996 Plan is not required, the Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to have the stockholders ratify the approval of the 1996 Plan as amended.

                            Summary of the 1996 Plan

Purpose of the 1996 Plan

         The purpose of the 1996 Plan is to provide a means by which non-employee directors of the Company may acquire equity interests or increase their equity interests in the Company, thereby encouraging such persons to remain in the service of the Company and to work for the growth and success of the Company.

Eligible Participants

         Non-employee directors of the Company or subsidiaries, if any (collectively, "Affiliates"), are eligible to receive options under the 1996 Plan to purchase shares of the Company's Common Stock, $.001 par value. No member of the Board who is an officer or otherwise a salaried employee of the Company or Affiliate is eligible to receive a grant under the 1996 Plan. At January 31, 1998, 6 persons were eligible to participate in the 1996 Plan.

Administration of the 1996 Plan

         Within the limitations described in the 1996 Plan, the 1996 Plan is administered by the Board of Directors of the Company (the "Board") and/or a compensation committee of the Board as designated from time to time (the "Committee"). The Committee has the full administrative power which otherwise would be exercised by the Board, subject, however, to such resolutions, not inconsistent with the 1996 Plan, as may be adopted from time to time by the Board, and subject further to the right of the Board to revest administration of the 1996 Plan in the Board at any time. The Board or the Committee is authorized to construe and interpret the 1996 Plan and options granted under it, and to establish, amend and revoke rules and regulations for administration of the 1996 Plan.

Terms and Conditions of the 1996 Plan

         Certain features of the 1996 Plan are summarized below. Reference is hereby made to the full text of the 1996 Plan (a copy of which is attached to this Proxy Statement as Exhibit C) for complete information concerning the 1996 Plan, and all summary information is qualified in its entirety by this reference.

         (a) Grant of Options. Options granted under the 1996 Plan are non-qualified stock options ("NQSOs"), and are not intended to be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options under the 1996 Plan are evidenced by written option agreements in a form approved by the Board or Committee and containing such terms and conditions, not inconsistent with the 1996 Plan, as the Board or Committee may determine.

         (b) Number of Shares and Option Price. The 1996 Plan permits the grant of options for the purchase of up to an aggregate of 1,000,000 shares of the Company's Common Stock. Each option agreement specifies the total number of shares to which it pertains. The 1996 Plan provides a formula for the granting and vesting of options as follows:

         (i) Non-Employee Directors Serving on the Effective Date. Each non-employee director who was serving on the Board on November 25, 1996 ("Serving Director"), was granted on November 25, 1996 options to purchase One Hundred and Twenty Thousand (120,000) shares of the stock (the "Grant") which shall vest in four equal installments of one-quarter (1/4) over four (4) years. The first installment shall vest on the Effective Date of the Grant. Thereafter, on the date of each of the next three (3) annual meetings of stockholders at which elections to the Board are conducted (each, an "Annual Meeting"), an installment of one-quarter (1/4) of the Grant shall vest in each Serving Director who is reelected to the Board.

         (ii) Non-Employee Directors Elected or Appointed After the Effective Date. Each non-employee director who is elected or appointed to the Board after November 25, 1996 ("Subsequent Director") shall be granted on the date of his or her election or appointment an option to purchase One Hundred and Twenty Thousand (120,000) shares of the stock (adjusted, if applicable, as provided in subparagraph (ii) below) which shall vest in four installments as follows:

                  (A) if the Subsequent Director is elected on the date of an Annual Meeting, one-quarter (1/4) of the Grant shall vest on the date of the Subsequent Director's election to the board. Thereafter, on the date of each of the next three (3) Annual Meetings at which elections to the Board are conducted, an installment of one-quarter (1/4) of the Grant shall vest in each Subsequent Director who is reelected to the Board; and

                  (B) if the Subsequent Director is appointed on a date other than the date of an Annual Meeting, then the first installment of the Grant shall be prorated to equal an amount equal to the product of 30,000 times a fraction, the numerator of which shall be the number of calendar months during which the Subsequent Director will serve on the Board prior to the next succeeding Annual Meeting and the denominator of which shall be the number twelve (12). Notwithstanding this formula, in no case shall the first installment be less than fifteen thousand (15,000) shares and the amount of such installment shall be rounded to the nearest whole share. Thereafter, on the date of each of the next three (3) Annual Meetings an installment of one-quarter (1/4) of the Grant shall vest in each Subsequent Director who is reelected to the Board.

         The purchase price per share shall be determined by the Board or Committee, but may not be less than 100% of fair market value at the date of grant. Fair market value shall be the mean of the bid and asked prices as determined by over-the-counter trading on the date the option is issued. At January 20, 1998, the market value of the Common Stock underlying the options was $1.025 per share, as determined by the mean of the bid and asked prices on that date.

         (c) Option Period. Options are granted for terms of ten years. Each option shall be exercisable in periodic installments, as described above. Such periods may be altered by the Board or the Committee. Six months must elapse between the date of grant of an option and the disposition of stock upon exercise.

         (d) Rights as a Stockholder. An option holder has no voting, dividend or other rights as a stockholder with respect to any shares covered by an option until such time as such shares have been issued to him upon exercise of an option.

         (e) Nonassignability. Options may not be transferred other than by will or by the laws of descent and distribution, and during the option holder's lifetime may be exercised only by the option holder or his guardian or legal representative.

         (f) Exercise and Payment. In order to exercise an option under the 1996 Plan, the option holder shall deliver to the Company written notice of the number of full shares with respect to which the option is to be exercised, which may not be less than 100 shares. Payment shall be made, as specified in the option agreement, either (i) in cash or cash equivalents at the time the option is exercised, or (ii) by delivery of shares of the Company's Common Stock, or
(iii) through the tender of options to purchase the Company's Common Stock, or
(iv) by a combination of the foregoing methods. The value of securities delivered in full or partial payment of the option price shall be based on the fair market value of the shares at the time the option is exercised.

         (g) Termination of Employment, Disability and Death. An option shall terminate ninety days after termination of the optionee's membership on the Board of Directors of the Company or an Affiliate, unless the termination is due to such person's permanent and total disability or such person's death, in which case the option may be exercised at any time within one year following such termination, by the optionee, or if termination is due to death, by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution. In no event may an option be exercised after the expiration date of the option set forth in the option agreement.

         (h) Adjustment for Certain Events. In the event of a reorganization, recapitalization, stock dividend (or dividend in property other than cash), stock split, liquidating dividend, combination of shares, exchange of shares, or any other change in the corporate structure or shares of the Company's Common Stock, adjustments, if any, are appropriate will be made in the maximum number of shares subject to the 1996 Plan and the number and option price of shares covered by the options granted. If the Company is not the surviving company in a merger or certain other transactions, all options vest and become exercisable immediately.

         (i) Amendments and Termination. The Board may alter, amend, suspend or terminate the 1996 Plan at any time. However, no amendment by the Board shall affect any option theretofore granted under the 1996 Plan without the consent of the option holder so affected. Unless sooner terminated, the 1996 Plan shall terminate on November 25, 2006.

Federal Income Tax Consequences

          The following is a summary of certain of the federal income tax consequences with respect to the 1996 Plan under existing provisions of the
Code:

         1)       Grant of Options

                  A director will not recognize income and the Company will not receive a deduction at the time of the grant of an option since the Company's NQSOs are not publicly traded.

         2)       Exercise of Options

                  The exercise of a NQSO generally results in a compensation deduction to the Company and the recognition of income by the director equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price of the option. The director's basis in the shares received upon the exercise of the option will be equal to the exercise price plus the amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price of the option.

         3)       Sale or Exchange of Stock Received Upon Exercise of Options

                  A subsequent sale or exchange of stock received upon the exercise of an NQSO granted under the 1996 Plan will generate either short term, mid-term or long term capital gain or loss, depending on the period of time that the director held the stock before the sale or exchange and the sale or exchange price compared to the director's basis in the stock that was sold or exchanged.

         The foregoing summary discussion of federal income tax consequences applies to an option holder only if his income is subject to U.S. federal income tax and relates only to laws, regulations and published administrative interpretations in effect on the date of this document. Such discussion may no longer apply if changes in such laws, regulations or interpretations occur.

New Plan Benefits

         The following table summarizes stock options which have been granted, under the 1996 Plan to the persons described below:


                               NEW PLAN BENEFITS
                 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

         Name and Position                         Number of Options Awarded(1)
         -----------------                         ----------------------------

Thomas Kearns, Jr., Director (2)                              120,000

Roger Thies, Director (2)                                     120,000

Grover Wrenn, Director (3)                                    112,500

Leslie Daniels, Director (4)                                  105,000

John Thebault, Director (4)                                   105,000

All current executive officers, as a group                          0

All current directors who are not executive                   562,500
officers, as a group

All employees, including current officers                           0
who are not executive officers, as a group

-----------
(1) Each option entitles the holder to purchase one share of Common Stock of the Company subject to the provisions of the 1996 Plan and any additional provisions imposed by the Board or the Committee as permitted by the 1996 Plan.

(2) Messrs. Kearns and Thies each received options to purchase 120,000 shares of Common Stock, at an exercise price of $0.5469 per share, which was the fair market value of the shares of Common Stock on November 25, 1996, the date of grant of the options. The options vest in four installments, as indicated in the description above of the terms of the 1996 Plan.

(3) Mr. Wrenn received options to purchase 112,500 shares of the Common Stock, at an exercise price of $0.395 per share, which was the fair market value of the shares of Common Stock on February 10, 1997, the date of grant of the options. The options vest in four installments, as indicated in the description above of the terms of the 1996 Plan.

(4) Messrs. Daniels and Thebault each received options to purchase 105,000 shares of Common Stock, at an exercise price of $1.025 per share, which was the fair market value of the shares of Common Stock on January 20, 1998, the date of grant of the options. The options vest in four installments, as indicated in the description above of the terms of the 1996 Plan.

         The Board of Directors recommends a vote "FOR" the ratification of the PharmaKinetics Laboratories, Inc. 1996 Non-Employee Directors Stock Option Plan.

                             STOCKHOLDER PROPOSALS

             Proposals of stockholders intended for inclusion in the proxy material for the Annual Meeting of Stockholders anticipated to be held in November 1998 must be received in writing by the Company on or before June 1, 1998. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission.

                              REPORT ON FORM 10-K

         The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, as filed with the Securities and Exchange Commission is enclosed herewith. Additional copies are available to shareholders without charge on written request directed to Taryn L. Kunkel, Secretary, PharmaKinetics Laboratories, Inc., 302 West Fayette Street, Baltimore, Maryland 21201.

                                 OTHER MATTERS

         Management knows of no other business to be presented for action at the Meeting, but if any other business should properly come before the Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder in their discretion.


                                           By Order of the Board of Directors,

                                           /s/ Taryn L. Kunkel
                                           -------------------
                                           Taryn L. Kunkel
                                           Secretary
March 2, 1998

                                   EXHIBIT A

                 FORM OF ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                       PHARMAKINETICS LABORATORIES, INC.


         PHARMAKINETICS LABORATORIES, INC., a Maryland corporation, having its principal office at 302 West Fayette Street, Baltimore, Maryland 21201 (hereinafter referred to as the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation desires to amend and restate its charter as currently in effect as hereinafter provided. The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the charter of the Corporation as currently in effect.

         SECOND: The charter of the Corporation is hereby amended by striking in its entirety Articles FIRST through TWELFTH, inclusive, and by substituting in lieu thereof the following Articles FIRST through TENTH:

                  FIRST: That we, the subscribers, W.D. Zander, Bernhard E. Holzapfel, and Alan G. Woodman, all of whom have a post office address of 750 Third Avenue, New York, New York 10017, and all of whom are at least eighteen years of age, intend to form a corporation under the general laws of the State of Maryland.

                  SECOND: That the name of the Corporation is PHARMAKINETICS LABORATORIES, INC.

                  THIRD: The purposes for which the Corporation is formed are as follows:

                                    A. To engage in the business for profit of
                           bioavailability testing in human volunteers with complete laboratory capabilities in microbiological and chemical assays.

                                    B. To engage in the business for profit of
                           providing complete in vitro and in vivo evaluations of drug dosage forms.

                                    C. To engage in the business for profit of
                           general pharmaceutical and medical research.

                                    D. To acquire by purchase, lease, or
                           otherwise, and to improve, and develop real property which is deemed necessary or useful in conducting the business of the Corporation.

                                    E. To acquire by purchase, lease,
                           manufacture, or otherwise any personal property which is deemed necessary or useful in conducting the business of the Corporation.

                                    F. To engage in all other businesses,
                           occupations, and activities which may be conducive to achieving the above-enumerated purposes and to engage in any and all businesses, occupations, and activities in which a corporation may lawfully engage.

                  FOURTH:   The post office address of the principal office of
         the Corporation in this state is 302 West Fayette Street, Baltimore, Maryland 21201.

                  FIFTH: The resident agent of the Corporation is Taryn L. Kunkel, whose post office address is 302 West Fayette Street, Baltimore, Maryland 21201, said resident agent being a citizen of the State of Maryland, and actually residing therein.

                  SIXTH: The total number of shares of stock of all classes which the Corporation has authority to issue is 51,500,000 shares, divided into 50,000,000 shares of Common Stock, par value $.001, and 1,500,000 shares of Preferred Stock, without par value, 833,300 shares of which have been classified as Class A Convertible Preferred Stock. The aggregate par value of all shares having par value is $50,000.

                  The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class are as follows:

                           A. Common Stock. Subject to the voting rights of any
                  series of Preferred Stock pursuant to the terms of such series, each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote or approval of stockholders. Subject to the provisions of law and any preferences of Preferred Stock, dividends may be paid on the Common Stock at such time and in such amounts as the Board of Directors may from time to time determine. Upon any voluntary or involuntary liquidation or dissolution of the Corporation, after payment or provision for the payment of the debts and other liabilities of the Corporation and of the amounts to which holders of any Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

                           B. Preferred Stock. The Preferred Stock may be
                  issued, from time to time, in one or more series as authorized by the Board of Directors. Prior to issuance of each series, the Board of Directors by resolution shall designate that series to distinguish it from all other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions, qualifications and limitations of the shares of the series, including any preferences, voting powers, dividend rights, liquidation rights, and redemption, sinking fund and conversion rights. Subject to the express terms of any other series of Preferred Stock outstanding at the time, and notwithstanding any other provision of the charter, the Board of Directors may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock by setting or changing in any one or more respects, from time to time before issuing the shares, the preferences, conversion or other rights, voting powers, restrictions, limitation as to dividends, qualifications, terms or conditions of redemption, or any other terms of such series of Preferred Stock.

                           C. Class A Convertible Preferred Stock.

                           1. DESIGNATION AND AMOUNT

                           A total of 833,300 shares of the Corporation's
                  Preferred Stock shall be designated the "Class A Convertible Preferred Stock."

                           2. VOTING RIGHTS

                           2.1 General. Each holder of Class A Convertible
                  Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Common Stock of the Corporation and, with respect to each such matter, shall be entitled to that number of votes equal to the number of whole shares of Common Stock into which such holder's shares of Class A Convertible Preferred Stock could be converted, pursuant to the provisions of Section 5 of this Article SIXTH, Paragraph C, on the record date for the determination of stockholders entitled to vote on such matters, or if no such record date is established, on the date such vote is taken. Except as otherwise provided herein or otherwise required by law, the holders of shares of Class A Convertible Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to the stockholders of the Corporation.

                           2.2 Director Election Rights.

                           (a) Definitions. For purposes of this Subsection 2.2:

                           "Affiliate", with respect to any person, shall mean
                  any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person, or any other person that is a partner of such person in any general or limited partnership;

                           "Conversion Shares" means the sum of (A) the number
                  of whole shares of Common Stock into which the outstanding shares of Class A Convertible Preferred Stock are convertible pursuant to the provisions of Section 5, plus (B) the number of shares of Common Stock owned of record by the Initial Holders, regardless of how or when acquired.

                           "Initial Holders" means CAI Advisors & Co.,
                  Aster.Cephac S.A., and any Affiliate of CAI Advisors & Co. or Aster.Cephac S.A. or any holder of Class A Convertible Preferred Stock or warrants to purchase Common Stock that obtained such preferred stock or warrants by assignment from CAI Advisors & Co. or Aster.Cephac S.A. pursuant to the terms of that certain Preferred Stock and Warrant Purchase Agreement dated December 4, 1997 by and among the Corporation, CAI Advisors & Co., and Aster.Cephac S.A. (the "Purchase Agreement");

                           "Total Shares Outstanding" means the sum of (A) the
                  total number of shares of Common Stock outstanding and (B) the number of whole shares of Common Stock into which the outstanding shares of Class A Convertible Preferred Stock are convertible pursuant to the provisions of Section 5 of this Article SIXTH, Paragraph C.

                           (b) Director Election Rights of Holders. So long as
                  the Conversion Shares constitute at least ten percent (10%) of the Total Shares Outstanding, the holders of Class A Convertible Preferred Stock, voting as a separate class, shall have the right to elect that number of Directors to the Board of Directors of the Corporation (the "Board") that bears the same proportion to the total number of directors on the Board as the Conversion Shares bear to the Total Shares Outstanding, rounded up to the next whole number; provided, however, that so long as the Conversion Shares constitute at least thirty-five percent (35%) of the Total Shares Outstanding, the holders of Class A Convertible Preferred Stock shall have the right to elect at least fifty percent (50%) of the Board members. For purposes of this Subsection 2.2(b), the number of Conversion Shares shall be determined on the record date for the determination of stockholders entitled to vote on the election of directors, or if no such record date is established, on the date such vote is taken.

                           3. DIVIDENDS

                           If the Corporation declares a dividend on its Common
                  Stock, each holder of shares of Class A Convertible Preferred Stock shall be entitled to participate in such dividend as if such holder was the holder of the number of whole shares of Common Stock into which such holder's shares of Class A Convertible Preferred Stock could be converted, pursuant to the provisions of Section 5 of this Article SIXTH, Paragraph C, on the record date for the determination of holders of Common Stock entitled to receive the declared dividend.

                           4. LIQUIDATION, DISSOLUTION, OR WINDING-UP

                           4.1 Preference Right. Upon the liquidation,
                  dissolution, or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution shall be made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Class A Convertible Preferred Stock, the holders of Class A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings (the "Proceeds"), an amount per share equal to the Preference Amount (as defined in Subsection
                  4.2 below). If the Proceeds are insufficient to pay each holder of Class A Convertible Preferred Stock an amount per share equal to the Preference Amount, then each such holder shall share in the Proceeds in the same proportion that the number of shares of Class A Convertible Preferred Stock registered in the name of such holder bears to the total number of shares of Class A Convertible Preferred Stock outstanding.

                           4.2 Preference Amount. The Preference Amount per
                  share of Class A Convertible Preferred Stock shall be Five and 92.5/100 Dollars ($5.925).

                           4.3 Merger, Consolidation, etc. Upon any merger,
                  consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party (other than a merger into a wholly-owned subsidiary of the Corporation), or any sale of all or substantially all of the assets of the Corporation, the holders of Class A Convertible Preferred Stock that have not converted their shares to Common Stock pursuant to Section 5 shall be entitled to receive the cash, securities or other property in the amount that they would have received under Subsection 4.1, above, upon a liquidation.

                           5. CONVERSION.

                           5.1 Conversion Right and Conversion Rate. Any holder
                  of Class A Convertible Preferred Stock shall have the right, at the holder's option, to convert at any time, or from time to time, any or all of the such holder's shares of Class A Convertible Preferred Stock into fully-paid and nonassessable shares of the Common Stock of the Corporation, subject to the terms and conditions of this Section 5. The number of shares of Common Stock issuable for each share of Class A Convertible Preferred Stock upon any such conversion (herein called the "Conversion Rate") shall be 10 shares of Common Stock for each share of Class A Convertible Preferred Stock; provided, however, that if the application of the then current Conversion Rate to the aggregate number of shares of Class A Convertible Preferred Stock surrendered by a single holder in a single transaction would result in a fraction, then the next lower whole number of shares of Common Stock shall be issuable upon such conversion. The Conversion Rate shall be subject to adjustment from time to time in certain instances as provided in Section 5.3 of this Article SIXTH, Paragraph C. The Corporation shall make no payment or adjustment on account of any dividends accrued on the Common Stock issuable upon such conversion, or on account of the rounding down to the next lower whole number of shares issuable upon any conversion.

                           5.2 Manner of Conversion. In order to convert shares
                  of Class A Convertible Preferred Stock into Common Stock, the record holder of such shares shall surrender the certificate or certificates therefor, duly endorsed or accompanied by duly executed stock powers, at the principal office of the Corporation. Together with such certificates, the converting holder shall give a written conversion notice to the Corporation of the election to convert a specified number of shares of Class A Convertible Preferred Stock. The converting holder shall state in its notice of conversion the name or names that shall appear on the certificate or certificates for Common Stock issuable upon such conversion. The Corporation shall, as soon as practicable thereafter, cause to be issued and delivered to the converting holder, or to the converting holder's designated transferees or nominees, if permitted by applicable law, certificates for the number of full shares of Common Stock to which the converting holder is entitled. If the converting holder has elected to convert only a portion of the shares of Class A Convertible Preferred Stock represented by the surrendered certificates, the Corporation shall issue, at its expense, a new certificate representing the unconverted shares of Class A Convertible Preferred Stock, registered in the name of the converting holder, or in the name or names of the converting holder's designated transferees or nominees, if permitted by applicable law. Shares of Class A Convertible Preferred Stock shall be deemed to have been converted as of the close of business on the date when the surrender of the certificates therefor and the giving of notice as required above has been completed. The person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at and after such time.

                           5.3. Adjustment to Conversion Rate.

                           (a) Generally. In order to prevent dilution of the
                  conversion rights granted under Section 5.1 hereof, the Conversion Rate in effect at any time shall be subject to adjustment from time to time pursuant to this Section 5.3. Any such adjustment shall be automatic and shall not require any further action on the part of the Corporation (except for the preparation of an Adjustment Certificate pursuant to Section
                  5.4 below) or of any registered owner of Class A Convertible Preferred Stock.

                           (b) Sale or Issuance of Common Stock. If and whenever
                  the Corporation issues or sells, or in accordance with paragraph (c) of this Section 5.3 is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than Fifty-Nine and 25/100 Cents ($0.5925) (hereafter, the "Adjustment Trigger Price"), then immediately upon such issuance or sale (or deemed issuance or sale) the Conversion Rate then in effect shall be increased by multiplying such Conversion Rate by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (ii) the number of shares of Common Stock so issued or sold (or deemed issued or sold), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation (or deemed received by the Corporation) in connection with such issuance or sale (or deemed issuance or sale), determined in accordance with Subsection 5.3(e) hereof, would purchase at a price per share equal to the Adjustment Trigger Price. For purposes of this
                  Section 5.3, the term "Common Stock" shall include all securities of the Corporation having characteristics substantially equivalent to those of the Corporation's Common Stock.

                           (c) Deemed Sale or Issuance of Common Stock. For
                  purposes of this Section 5.3, the following events shall be deemed an issuance or sale of Common Stock:

                                    (i) Issuance of Rights, Warrants or Options.
                  If the Corporation in any manner grants any rights, warrants or options to subscribe for or to purchase Common Stock (such rights, warrants or options being herein called "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Adjustment Trigger Price, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation upon the grant of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" will be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options. No further adjustment of the Conversion Rate shall be made when shares of Common Stock are actually issued upon the exercise of such Options.

                                    (ii) Issuance of Convertible Securities. If
                  the Corporation in any manner issues or sells any securities convertible into or exchangeable for Common Stock (such convertible or exchangeable securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Adjustment Trigger Price, then the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation for such price per share upon the issuance or sale of such Convertible Securities. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Rate shall be made when shares of Common Stock are actually issued upon the conversion or exchange of such Convertible Securities.

                                    (iii) Treatment of Expired Options and
                  Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without exercise of the underlying option or right, provided such Options or Convertible Securities are not reissued by the Corporation, the Conversion Rate then in effect hereunder will be adjusted to the Conversion Rate that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                                    (iv) Integrated Transactions. In case any
                  Option is issued in connection with the issuance or sale of other securities of the Corporation together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of One Cent ($0.01).

                           (d) Certain Events Excepted.  Notwithstanding the
                  other provisions of this Section 5.3, the following events shall not trigger an adjustment to the Conversion Rate:

                                    (i) the issuance or sale (or deemed issuance
                  or sale) of Common Stock reserved for issuance in connection with the Conversion of Class A Convertible Preferred Stock;

                                    (ii) the issuance or sale (or deemed
                  issuance or sale) of Common Stock reserved for issuance upon the exercise of warrants purchased under the Purchase Agreement; and

                                    (iii) the grant of Options, or the issuance
                  or sale (or deemed issuance or sale) of Common Stock, to officers, employees, directors, consultants or advisors of the Corporation pursuant to any stock option plan or restricted stock purchase plan adopted by the Corporation.

                           (e) Calculation of Consideration Received. If any
                  Common Stock, Option or Convertible Security is issued or sold, or deemed to have been issued or sold, for cash, the consideration received therefor shall be deemed to be the net amount of cash received by the Corporation therefor. In case any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair market value of such consideration. If any Common Stock, Option or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair market value of any consideration other than cash and securities shall be determined by the Board of Directors of the Corporation.

                           (f) Dividend in Common Stock. If the Corporation pays
                  a dividend in shares of its Common Stock, the Conversion Rate shall be increased by multiplying the Conversion Rate then in effect by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the opening of business on the date fixed for such dividend plus
                  (B) the total number of shares constituting such dividend, and the denominator of which shall be the number of shares of Common Stock outstanding at the opening of business on the date fixed for such dividend.

                           (g) Subdivision or Combination of Common Stock. If
                  the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares, the Conversion Rate and the Adjustment Trigger Price in effect immediately prior to such subdivision will be, respectively, proportionately increased and decreased. If the Corporation at any time combines (by reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate and the Adjustment Trigger Price in effect immediately prior to such combination will be, respectively, proportionately decreased and increased.

                           (h) Waiver of Automatic Adjustment. An automatic
                  adjustment to the Conversion Rate or the Adjustment Trigger Price pursuant to this Section 5.3 may not be waived except by written notice to the Corporation executed by the registered owners of 100 percent of then outstanding shares of Class A Convertible Preferred Stock.

                           5.4 Adjustment Certificate. The Treasurer or Chief
                  Financial Officer of the Corporation shall compute all required adjustments to the Conversion Rate or the Adjustment Trigger Price under this Section 5 and shall prepare a certificate setting forth the adjusted Conversion Rate or Adjustment Trigger Price and showing in detail the facts upon which the adjustment was based (the "Adjustment Certificate"). The Treasurer or Chief Financial Officer shall promptly file the Adjustment Certificate with the Transfer Agent, if any, for the Class A Convertible Preferred Stock and shall promptly mail a copy of the Adjustment Certificate to each record holder of Class A Convertible Preferred Stock.

                           5.5  Notice of Certain Events.   In case:

                                            (i) the Corporation shall declare a
                           dividend payable in Common Stock;

                                            (ii) of any capital reorganization
                           of the Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

                                            (iii) of the voluntary or
                           involuntary dissolution, liquidation or winding-up of the Corporation; then, and in any such case, the Corporation shall cause to be mailed to the Transfer Agent, if any, for the Class A Convertible Preferred Stock and to the record holders of the outstanding shares of Class A Convertible Preferred Stock, at least twenty days prior to the record date for any such event, a notice disclosing the event to occur and the record date for determination of the stockholders entitled to participate in such event.

                           5.6 Common Stock Reserve. The Corporation shall at
                  all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of Class A Convertible Preferred Stock, the full number of shares of Common Stock issuable upon the conversion of all shares of Class A Convertible Preferred Stock from time to time outstanding.

                           5.7 Taxes. The Corporation shall pay any and all
                  issue taxes that may be payable in respect of the issuance or delivery of shares of Common Stock upon conversion of shares of Class A Convertible Preferred Stock.

                           6. RESTRICTIONS AND LIMITATIONS ON CORPORATE ACTION

                           The approval by vote of the holders of at least a
                  majority of the outstanding shares of Class A Convertible Preferred Stock, voting as a single class, each share of Class A Convertible Preferred Stock to be entitled to one vote in each instance, shall be required for any action by the Corporation or any amendment to the corporate charter if such corporate action or amendment would (i) change or limit any of the rights, preferences, or privileges of the Class A Convertible Preferred Stock, or (ii) authorize, create, or issue, or obligate the Corporation to authorize, create, or issue, additional shares of Class A Convertible Preferred Stock or shares of any other class or series of stock having rights, preferences, or privileges senior to or on a parity with those of the Class A Convertible Preferred Stock.

                           7.  NO IMPAIRMENT

                           The Corporation will not, by amendment of its
                  corporate charter or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities, or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Class A Convertible Preferred Stock, but will at all times in good faith assist in the carrying out of all such terms.

                           8. NO REISSUANCE OF CLASS A CONVERTIBLE PREFERRED
                              STOCK; TERMINATION

                           No share or shares of Class A Convertible Preferred
                  Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation is authorized to issue. Upon the cancellation of all outstanding shares of the Class A Convertible Preferred Stock, these charter provisions regarding the Description and Designation of Class A Convertible Preferred Stock shall terminate and have no further force and effect.

                  SEVENTH: The number of directors of the Corporation shall be three (3), which number may be increased pursuant to the By-Laws of the Corporation, but shall never be less than three (3); and the names of the directors who shall act until the next annual meeting of stockholders or until their successors are duly chosen and qualified are:

                               Leslie B. Daniels
                                James K. Leslie
                                Thomas F. Kearns
                                John J. Thebault
                                 Roger C. Thies
                                Grover C. Wrenn

                  EIGHTH: No holders of any class of stock of the Corporation shall have any preemptive rights to acquire additional stock in the Corporation.

                  NINTH: A. Directors and officers of the Corporation shall not be liable to the Corporation or its stockholders for money damages. The purpose of this limitation of liability is to limit liability to the maximum extent that the liability of directors and officers of Maryland corporations is permitted to be limited by Maryland law. This limitation of liability shall apply to events which occurred during the term of office of any director or officer whether or not such director or officer is serving as such at the time any proceeding in which liability is asserted commences.

                           B. To the maximum extent permitted by Maryland law, the Corporation shall indemnify its currently acting and its former directors against any and all liabilities and expenses incurred in connection with their services in such capacities, and shall indemnify its currently acting and its former officers to the full extent that indemnification shall be provided to directors, and may indemnify, to the same extent, persons who serve and have served, at its request, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise. This indemnification of directors and officers shall also apply to directors and officers who are also employees, in their capacity as employees. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of employees and agents to the extent permitted by Maryland law and for advancing expenses to the Corporation's directors and officers and the other persons referred to above to the extent permitted by Maryland law.

                           C. References to Maryland law shall include the Maryland General Corporation Law as from time to time amended. Neither the repeal or amendment of this Article NINTH nor any other amendment to these Articles of Incorporation, shall eliminate or reduce the protection afforded to any person by the foregoing provisions of this Article NINTH with respect to any act or omission which shall have occurred prior to such repeal or amendment.

                  TENTH: The following provisions are adopted for the purposes of defining, limiting and regulating certain powers of the Corporation and of the directors and the stockholders:

                           A. The Board of Directors of the Corporation is hereby authorized and empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

                           B. The Board of Directors may classify or reclassify any unissued shares by fixing or altering in any one or more respects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of, such shares.

                           C. The Corporation reserves the right to amend its Charter so that such amendment may alter the contract rights as expressly set forth in the Charter of any outstanding stock but no such amendment may change the terms of any class or series of any class of outstanding stock unless such change of terms shall have been authorized by the holders of not less than two-thirds of all shares of such class or series of such class at the time outstanding.

                           D. For so long as directors are elected by holders of the Class A Convertible Preferred Stock, the Corporation shall not declare any dividend on any class or series of the capital stock of the Corporation unless such dividend shall have been approved by all of the members of the Board of Directors elected by the holders of the Class A Convertible Preferred Stock.

         THIRD: Immediately before the effective date of this amendment, the Corporation had authority to issue 26,500,000 shares of capital stock, divided into 25,000,000 shares of Common Stock, par value $0.001 per share, and 1,500,000 shares of Preferred Stock, without par value, 833,300 of which have been classified as Class A Convertible Preferred Stock. The aggregate par value of all shares having par value was $25,000. Immediately after the effective date of this amendment, the Corporation had authority to issue 51,500,000 shares of capital stock, divided into 50,000,000 shares of Common Stock, $0.001 par value per share, and 1,500,000 shares of Preferred Stock, without par value, 833,300 of which have been classified as Class A Convertible Preferred Stock. The aggregate par value of all shares having par value is $50,000.


         FOURTH: At a duly called meeting of the Board of Directors on January 20, 1998, the Board of Directors of the Corporation duly advised the foregoing Articles of Amendment and Restatement, and at a duly called meeting of the stockholders of the Corporation on April 6, 1998, the stockholders of the Corporation duly approved said Articles of Amendment and Restatement.


         IN WITNESS WHEREOF, PHARMAKINETICS LABORATORIES, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be affixed hereunder and attested by its Secretary on this ____ day of _________ , 1998, and its President acknowledges that these Articles of Amendment and Restatement are the act and deed of PHARMAKINETICS LABORATORIES, INC., and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST                                   PHARMAKINETICS LABORATORIES, INC.

                                         By:
__________________________                   __________________________(SEAL)
Taryn L. Kunkel, Secretary                   James K. Leslie, President

                                   EXHIBIT B

                FORM OF FURTHER AMENDMENT TO FIRST PARAGRAPH OF
                                ARTICLE SIXTH OF
                           ARTICLES OF INCORPORATION
                      OF PHARMAKINETICS LABORATORIES, INC.

                  SIXTH: The total number of shares of stock of all classes which the Corporation has authority to issue is 11,500,000 shares, divided into 10,000,000 shares of Common Stock, par value $.005, and 1,500,000 shares of Preferred Stock, without par value, 833,300 shares of which have been classified as Class A Convertible Preferred Stock. The aggregate par value of all shares having par value is $50,000. Each share of Common Stock, par value $.001, issued and outstanding immediately prior to the time this Article SIXTH becomes effective shall be and is by this means automatically reclassified and changed into one-fifth fully-paid and nonassessable share of Common Stock, par value $.005.

                                   EXHIBIT C


                       PHARMAKINETICS LABORATORIES, INC.

                 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                        (Amended as of January 20, 1998)

         PHARMAKINETICS LABORATORIES, INC. (the "Corporation") sets forth herein the terms of this 1996 Non-Employee Directors Stock Option Plan (the "Plan") as follows:

1.       Purpose

         The Board of Directors (the "Board) believes that the success of the Corporation depends in part on its ability to attract and retain directors with relevant beneficial experience who are motivated to exert their best efforts on behalf of the Corporation. The Board believes that a program that permits the grant of stock options to Non-Employee Directors, as defined below in this Section, promotes the long-term financial success of the Corporation by further aligning the interests of the Non-Employee Directors with the interests of the Corporation and its stockholders. The Plan is intended to promote the interests of the Corporation by providing Non-Employee Directors with a program to acquire or increase a proprietary interest in the Corporation. Each stock option granted under the Plan (an "Option) is intended to be granted to directors of the Corporation who are not officers or other salaried employees (the "Non-Employee Directors" or "Optionees") of the Corporation or any "subsidiary corporation" (a "Subsidiary") thereof within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

2.       Administration

         (a) Administration. The Plan shall be administered by the Board or the Compensation Committee established by the Board (the "Committee"), if the Board duly resolves to delegate administration to the Committee, which shall have full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 7 below) entered into hereunder and all such actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board or Committee to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Board or Committee of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive. The Board or Committee shall cause a copy of this Plan to be delivered to each participant in the Plan.

         (b) No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

         (c) Delegation to the Committee. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 2(a) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

3.       Stock

         The stock that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock, part value $.001 per share, of the Corporation (the "Stock"), which shares may be authorized but unissued shares or shares that may be purchased by the Corporation in the open market or in private transactions. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 1,000,000 shares, which number of shares is subject to adjustment as hereinafter provided in Section 16 below. If any Option expires, terminates, or is terminated or canceled for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

4.       Eligibility.

         Only those directors of the Company who are Non-Employee Directors of the Corporation and who are not holders, directly or indirectly, of ten percent (10%) or more of the combined voting power of the Corporation are eligible to participate in the Plan.

5.       Effective Date and term of the Plan.

         (a) Effective Date. The Plan shall be effective as of November 25, 1996 (the "Effective Date"), the date of adoption by the Board.

         (b) Term. The Plan shall terminate on the 10th anniversary of the Effective Date.

6.       Grant of Options.

         (a) Non-Employee Directors Serving on the Effective Date. Each Non-Employee Director who is serving on the Board on the Effective Date ("Serving Director"), shall be granted on the Effective Date options to purchase One Hundred and Twenty Thousand (120,000) shares of the Stock (the "Grant") which shall vest in four equal installments of one-quarter (1/4) over four (4) years. The first installment shall vest on the Effective Date of the Grant. Thereafter, on the date of each of the next three (3) annual meetings of stockholders at which elections to the Board are conducted (each, an "Annual Meeting"), an installment of one-quarter (1/4) of the Grant shall vest in each Serving Director who is reelected to the Board.

         (b) Non-Employee Directors Elected or Appointed After the Effective Date. Each Non-Employee Director who is elected or appointed to the Board after the Effective Date ("Subsequent Director") shall be granted on the date of his or her election or appointment an option to purchase One Hundred and Twenty Thousand (120,000) shares of the Stock (adjusted, if applicable, as provided in subparagraph (ii) below) which shall vest in four installments as follows:

                  (i) if the Subsequent Director is elected on the date of an Annual Meeting, one-quarter (1/4) of the Grant shall vest on the date of the Subsequent Director's election to the board. Thereafter, on the date of each of the next three (3) Annual Meetings at which elections to the Board are conducted, an installment of one-quarter (1/4) of the Grant shall vest in each Subsequent Director who is reelected to the Board; and

                  (ii) if the Subsequent Director is appointed on a date other than the date of an Annual Meeting, then the first installment of the Grant shall be prorated to equal an amount equal to the product of 30,000 times a fraction, the numerator of which shall be the number of calendar months during which the Subsequent Director will serve on the Board prior to the next succeeding Annual Meeting and the denominator of which shall be the number twelve (12). Notwithstanding this formula, in no case shall the first installment be less than fifteen thousand (15,000) shares and the amount of such installment shall be rounded to the nearest whole share. Thereafter, on the date of each of the next three (3) Annual Meetings an installment of one-quarter (1/4) of the Grant shall vest in each Subsequent Director who is reelected to the Board.

7.       Option Agreement.

         All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by the Corporation and by the Optionee, in such form or forms as the Board or Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

8.       Option Price.

         The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Board or Committee and stated in each Option Agreement, and shall be equal to 100% of the fair market value of the Stock which is deemed to be the mean of the bid and asked prices as determined by trading over-the-counter or on an interdealer quotation system, as the case may be, on the date the Option is granted pursuant to the terms and conditions of Section 6 herein, or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale has been made.

9.       Term and Exercise of Options.

         (a) Term. Each Option granted under the Plan shall terminate, and all rights to purchase shares thereunder shall cease, upon the expiration of ten
(10) years from the date such Option is granted, unless otherwise provided in this Plan.

         (b) Option Period and Limitations on Exercise. Except as otherwise provided in an Option Agreement, each Option granted may be exercised in whole or in part at any time after the date of vesting provided, however, that a period of six months must elapse between the date of grant of an Option and the date of disposition of the Stock purchased upon the exercise of such Option. Notwithstanding the foregoing, the Board or Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide other time periods during which an Option may be exercised in whole or in part while such Option is outstanding. Any limitation on the exercise of an Option may be rescinded, modified or waived by the Board or Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised.

         (c) Method of Exercise. An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office, addressed to the attention of the Board, of a written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Corporation of shares of Stock which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 8 above) on the date of exercise; (iii) through the tender to the Corporation of Options, to the extent of the difference between the Option Price and the fair market value of the shares of Stock subject to such Option (determined in the manner described in Section 8 above) on the exercise date; or (iv) by combination of the methods described in (i), (ii), (iii) above. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised by delivered to a licensed broker applicable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price for the shares of stock purchased pursuant to the exercise of the Option plus the amount (if any) of taxes and/or charges which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a stock certificate or certificates evidencing his ownership of such shares; provided however, that the Corporation shall have the right to withhold and deduct from the number of shares of Stock deliverable upon exercise of an Option, a number of shares having an aggregate fair market value (determined in the manner described in Section 8 above) equal to the amount of any taxes and other charges the Corporation or any Subsidiary is obligated to withhold or deduct from amounts payable to such individual. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him, and except as provided in Section 16 below, no adjustment shall be made for dividends or other rights, if any, for which the record date is prior to the date of such issuance.

10.      Transferability of Options.

         During the lifetime of an Optionee to whom an Option is granted, any such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of the descent and distribution.

11.      Termination of Service.

         Any Option granted to a Non-Employee Director shall terminate upon the expiration of ninety (90) days following the date on which the Non-Employee Director ceases to be a member of the Board other than because of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee. All Options that have not vested on the date the Non-Employee Director ceases to be a member of the Board other than by death or permanent and total disability shall expire immediately upon said date.

12.      Rights in the Event of Death or Disability.

         Any Option granted to a Non-Employee Director shall terminate upon the expiration of one year following the date on which the Non-Employee Director ceases to be a member of the Board by reason of death or "permanent and total disability" as defined above or, if earlier, upon the expiration of ten years following grant of the Option.

13.      Use of Proceeds.

         The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

14.      Requirements of Law.

         (a) Violations of Law. The Corporation shall not be required to sell or issue any shares of stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Corporation of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933 (as then in effect with respect to the shares of Stock covered by such Option), the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act, and the shares of Stock to be issued upon the exercise of all or any portion of any Option granted under the Plan shall be issued on the condition that the Optionee represents that the purchase of Stock upon such exercise shall be for investment purposes and not with a view to resale, distribution, offering, transferring, mortgaging, pledging, hypothecating, or otherwise disposing of any such Stock under the circumstances which would constitute a public offering or distribution under the Securities Act of 1933 or the securities laws of any state. No shares of stock shall be issued upon the exercise of any Option unless the Corporation shall have received from the Optionee a written statement satisfactory or legal to counsel for the Corporation containing the above representations, stating that certificates representing such shares may bear a legend restricting their transfer and stating that the Corporation's transfer agent or agents may be given instructions to stop transfer of any certificate bearing such legend. Such representation and restrictions provided for herein shall not be required if (i) an effective registration statement for such shares under the Securities Act of 1933 and any applicable state laws has been filed with the Securities and Exchange Commission and with the appropriate agency or commission of any state whose laws apply to the transaction, or (ii) an opinion of counsel satisfactory to the Corporation has been delivered to the Corporation to the effect that the registration is not required under the Securities Act of 1933 or under the applicable securities laws of any state. Any determination by the Board or Committee regarding the foregoing shall be final, binding, and conclusive. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation or any governmental authority.

         (b) Restriction on Transfer of Stock. The certificate or certificates for Stock issued upon the exercise of an Option shall bear the following legend:

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO AN INVESTMENT REPRESENTATION ON THE PART OF THE HOLDER THEREOF AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION EXCEPT UPON THE ISSUANCE TO THE ISSUER OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR DELIVERY OF OTHER EVIDENCE SATISFACTORY TO COUNSEL TO THE ISSUER, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

15.      Amendment and Termination of the Plan.

         The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted. Except as permitted under Section 16 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

16.      Effect of Changes in Capitalization.

         (a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind or shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion in the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

         (b) Reorganization in which the Corporation is the Surviving Corporation. Subject to Subsection (d) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger, share exchange or consolidation of the Corporation with one or more other corporation, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

         (c) Reorganization in which the Corporation is not the Surviving Corporation or Sale of Assets or Stock. In the event of the commencement of a tender offer (other than by the Corporation) for any shares of the Corporation or a sale or transfer, in one or a series of transactions, of assets having a fair market value of 50% or more of the fair market value of all assets of the Corporation, or a merger, consolidation or share exchange pursuant to which shares of the Corporation may be exchanged for or converted into cash, property, or securities of another issuer, or the liquidation of the Corporation (an "Extraordinary Event"), then regardless of whether or not any Option granted pursuant to the Plan shall have vested or become fully exercisable, all Options granted pursuant to the Plan shall immediately vest and become fully exercisable for the full number of shares subject to any such Options on and at all times after the "Event Date" of the Extraordinary Event.

                  (i) The "Event Date" is the date of the commencement of the tender offer, if the Extraordinary Event is a tender offer, and in the case of any other Extraordinary Event, the day preceding the date as of which shareholders of record become entitled to the consideration payable in respect of such Extraordinary Event.

                  (ii) In the case of an Extraordinary Event other than a tender offer, the exercise of an Option pursuant to this Section prior to the Event Date shall be effective on and as of the Event Date. Upon the exercise of an Option upon the occurrence of an Extraordinary Event, the Corporation shall issue, on and as of the effective date of such exercise, all shares with respect to which the Option shall have been exercised.

                  (iii) In the event of the exercise pursuant to this Section of any Option the Option Price for which shall to have been fixed as of the Event Date, the Option Price in respect of such Option shall be equal to the average fair market value (determined in the manner described in Section 8 above) for the 30 days preceding the announcement or other publication of the Extraordinary Event.

                  (iv) In the event that an Optionee fails to exercise his or her Option, in whole or in part, pursuant to this Section upon an Extraordinary Event, the Corporation shall take such action as may be necessary to enable each Optionee to receive upon any subsequent exercise of his or her Option, in whole or in part, in lieu of shares of the Corporation, securities or other assets as were issuable or payable upon such Extraordinary Event in respect of, or in exchange for, such shares.

         (d) Adjustments. Adjustments under this Section 16 related to stock or securities of the Corporation shall be made by the Board or Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

         (e) No Limitations on Corporation. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or sell or transfer all of any part of its business or assets.

17.      Disclaimer of Rights.

         No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the service of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any relationship between any individual and the Corporation or any Subsidiary.

18.      Non-Exclusivity of the Plan.

         The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

19.      Governing Law.

         This Plan shall be construed and governed under the laws of the State of Maryland.

PROXY

PHARMAKINETICS LABORATORIES, INC.
SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS to be held on April 6, 1998

         The undersigned hereby appoints James K. Leslie and Taryn L. Kunkel, or either of them as attorney- or attorneys-in-fact of the undersigned, with full power of substitution in them and in each of them, to vote in the name, place and stead of the undersigned, in the manner indicated herein, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of PharmaKinetics Laboratories, Inc. which the undersigned is entitled to vote at the Special Meeting in Lieu of Annual Meeting of Stockholders of PharmaKinetics Laboratories, Inc. to be held on April 6, 1998 at 11:00 a.m., local time, at the offices of the Company located at 302 West Fayette Street, Baltimore, Maryland 21201, or at any adjournment thereof. THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS.


         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this proxy will be voted FOR Proposals Two through Five, and FOR each of the nominees for director named below. The Board of Directors recommends a vote FOR all of the nominees for director named below and FOR all of the proposals set forth below.

ITEM 1

To elect directors (for all of the following nominees except as marked to the contrary):

      Thomas F. Kearns, Jr., James K. Leslie, Roger C.Thies, and Grover C. Wrenn

_____ FOR all nominees, except as indicated

_____ Withhold authority for all nominees

To withhold authority for any individual nominee(s), write the nominee(s) name(s) below:
----------------------------------------------------------------

ITEM 2

To ratify the selection of Coopers & Lybrand as independent auditors for the fiscal year ending June 30, 1998.

______FOR                  _______AGAINST              _______ABSTAIN

ITEM 3

To approve and adopt an amendment and restatement of the Company's Charter, among other things, in order to increase the number of authorized shares of the Company's Common Stock.

______FOR                  _______AGAINST              _______ABSTAIN


ITEM 4

To approve a five to one reverse stock split, the change of authorized shares of the Company's Common Stock to 10,000,000 shares, par value $.005 per share, and the reduction of capital and amendment of the Company's Charter in connection therewith.

______FOR                  _______AGAINST              _______ABSTAIN

ITEM 5

To ratify the adoption of the PharmaKinetics Laboratories, Inc. 1996 Non-Employee Directors Stock Option Plan, as amended.

______FOR                  _______AGAINST              _______ABSTAIN


ITEM 6

In their discretion, to act upon any other matter that may properly come before the meeting or any adjournment thereof.



            Proxy must be signed exactly as the name appears herein.

         Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for the meeting described in this proxy.

         Please mark, sign, date and return this proxy promptly using the enclosed envelope. If signing for a trust, estate, corporation, or other entity, please state your title or the capacity in which you are signing. If shares are held jointly, each joint owner should personally sign.

Dated:   __________________, 1998          Signatures: ________________________

                                                       ________________________

                                                       ________________________

                                       2